                     AMENDED AND RESTATED SECURED REVOLVING
                                       AND
                               TERM LOAN AGREEMENT

                                      DATED

                                  JULY 2, 1998

                                      AMONG

                       AMERICAN RESIDENTIAL SERVICES, INC.
                                   AS BORROWER

                                       AND

                                NATIONSBANK, N.A.
                 AS AGENT, SWING LINE LENDER, AND ISSUING LENDER

                                       AND

                                BANKBOSTON, N.A.
                             AS DOCUMENTATION AGENT

                                       AND

                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                 AS TERM LENDER

                                       AND


                                NATIONSBANK, N.A.
                    AND THE OTHER ENTITIES DESIGNATED HEREIN
                              AS REVOLVING LENDERS

                                TABLE OF CONTENTS

ARTICLE I
         TERMS DEFINED............................................................................................1
         Section 1.1          Definitions.........................................................................1
         Section 1.2          Singular and Plural of Definitions.................................................32
         Section 1.3          Money..............................................................................33
         Section 1.4          Captions; References...............................................................33
         Section 1.5          Accounting Terms and Determinations................................................33
         Section 1.6          Knowledge..........................................................................33

ARTICLE II
         CREDIT FACILITIES.......................................................................................33
         Section 2.1          Revolving Credit Facility..........................................................33
         Section 2.2          Swing Line Facility................................................................34
         Section 2.3          Term Credit Facility...............................................................36
         Section 2.4          Method of Borrowing................................................................36
         Section 2.5          Method of Issuing Letters of Credit; Participations Therein
                              Payments Thereunder................................................................39
         Section 2.6          Fees...............................................................................42
         Section 2.7          Margin and Fee Rate Adjustments....................................................42

ARTICLE III
         TERMS OF CREDIT FACILITIES..............................................................................43
         Section 3.1          Notes..............................................................................43
         Section 3.2          Loan Payments and Maturity.........................................................43
         Section 3.3          Interest Rates.....................................................................44
         Section 3.4          Optional and Mandatory Prepayments of Loans; Optional
                              Reductions of Revolving Commitments................................................45
         Section 3.5          Schedules on Notes.................................................................47
         Section 3.6          General Provisions as to Payments..................................................47
         Section 3.7          Application of Payments............................................................47


ARTICLE IV
         CHANGE IN CIRCUMSTANCES.................................................................................48
         Section 4.1          Increased Cost and Reduced Return..................................................48
         Section 4.2          Limitation on LIBOR Rate Loans.....................................................50
         Section 4.3          Illegality.........................................................................50
         Section 4.4          Treatment of Affected Loans........................................................50
         Section 4.5          Compensation.......................................................................51
         Section 4.6          Taxes..............................................................................51

ARTICLE V
         CONDITIONS TO FUNDING...................................................................................53
         Section 5.1          Conditions to Initial Loans and Letters of Credit..................................53

         Section 5.2          Conditions to All Loans and Letters of Credit......................................55

ARTICLE VI
         REPRESENTATIONS AND WARRANTIES..........................................................................56
         Section 6.1          Existence and Power of Borrower....................................................56
         Section 6.2          Subsidiaries.......................................................................57
         Section 6.3          Authorization; Contravention.......................................................57
         Section 6.4          Enforceable Obligations............................................................57
         Section 6.5          Financial Information..............................................................58
         Section 6.6          Litigation.........................................................................58
         Section 6.7          ERISA..............................................................................58
         Section 6.8          Labor Controversies................................................................59
         Section 6.9          Taxes and Filing of Tax Returns....................................................59
         Section 6.10         Ownership of Assets................................................................59
         Section 6.11         Business; Compliance...............................................................59
         Section 6.12         Licenses, Permits, Consents........................................................59
         Section 6.13         Compliance with Law................................................................59
         Section 6.14         Full Disclosure....................................................................60
         Section 6.15         Environmental Matters..............................................................60
         Section 6.16         Purpose of Credit..................................................................61
         Section 6.17         Governmental Regulations...........................................................62
         Section 6.18         Debt...............................................................................62
         Section 6.19         Insurance..........................................................................62
         Section 6.20         Solvency...........................................................................62
         Section 6.21         Capitalization.....................................................................62
         Section 6.22         Location of Collateral.............................................................62

ARTICLE VII
         AFFIRMATIVE COVENANTS...................................................................................63
         Section 7.1          Information From Borrower..........................................................63
         Section 7.2          Maintenance of Existence, etc......................................................65
         Section 7.3          Business...........................................................................65
         Section 7.4          Right of Inspection................................................................65
         Section 7.5          Maintenance of Insurance...........................................................66
         Section 7.6          Payment of Taxes, Impositions and Claims...........................................66
         Section 7.7          Compliance with Laws and Documents.................................................67
         Section 7.8          Expenses; Environmental Law Compliance; and Indemnity..............................67
         Section 7.9          Use of Proceeds....................................................................69
         Section 7.10         Additional Documents...............................................................69
         Section 7.11         Compliance with Due Diligence Standards; Offices and Files.........................69
         Section 7.12         Additional Acquired Businesses.....................................................70
         Section 7.13         Year 2000 Requirement..............................................................72
         Section 7.14         Newly Formed Subsidiaries..........................................................72

ARTICLE VIII
         NEGATIVE COVENANTS......................................................................................73
         Section 8.1          Financial Covenants................................................................73
         Section 8.2          Limitation on Capital Expenditures.................................................74
         Section 8.3          Limitation on Debt.................................................................74
         Section 8.4          Limitation on Sale of Assets.......................................................74
         Section 8.5          Limitation on Liens................................................................74
         Section 8.6          Consolidations, Mergers, Sales of Assets.  ........................................74
         Section 8.7          Investments........................................................................75
         Section 8.8          Distributions......................................................................75
         Section 8.9          Transactions with Affiliates and Associates........................................75
         Section 8.10         Employee Plans.....................................................................76
         Section 8.11         Use Violations.....................................................................76
         Section 8.12         Fiscal Year and Accounting Methods.................................................76
         Section 8.13         Governmental Regulations...........................................................76
         Section 8.14         No Modification of Approved Subordinated Debt......................................77
         Section 8.15         No Redeemable Preferred Stock......................................................77

ARTICLE IX
         DEFAULTS AND REMEDIES...................................................................................77
         Section 9.1          Events of Default..................................................................77
         Section 9.2          Remedies...........................................................................79
         Section 9.3          Collateral for Undrawn Letter of Credit............................................80
         Section 9.4          Rights of Set-Off..................................................................81
         Section 9.5          Remedies Cumulative, Concurrent and Non-Exclusive..................................82
         Section 9.6          No Conditions Precedent to Exercise Remedies.......................................82
         Section 9.7          Additional Waivers.................................................................82
         Section 9.8          Discontinuance of Proceedings......................................................83
         Section 9.9          Post-Default Payments and Distribution and Application of
                              Proceeds from Collateral...........................................................83

ARTICLE X
         AGENT...................................................................................................84
         Section 10.1         Appointment, Powers, and Immunities................................................84
         Section 10.2         Reliance by the Agent..............................................................85
         Section 10.3         Defaults...........................................................................85
         Section 10.4         Rights as Lender...................................................................86
         SECTION 10.5         INDEMNIFICATION....................................................................86
         Section 10.6         Non-Reliance on the Agent and Other Lenders........................................87
         Section 10.7         Resignation of the Agent...........................................................87
         Section 10.8         Non-advancing Revolving Lenders....................................................87
         Section 10.9         Documentation Agent................................................................88
         Section 10.10        Benefit of the Lenders.............................................................89

ARTICLE XI
         MISCELLANEOUS...........................................................................................89
         Section 11.1         Continuing Agreement...............................................................89
         Section 11.2         Notices............................................................................89
         Section 11.3         No Waivers.........................................................................90
         Section 11.4         Amendments and Waivers: Consent to Deviation.......................................90
         Section 11.5         Survival...........................................................................90
         Section 11.6         Prior Understandings; No Defenses; Release; No Oral Agreements.....................90
         Section 11.7         Limitation on Interest.............................................................91
         Section 11.8         Invalid Provisions.................................................................91
         Section 11.9         Assignments and Participations of Revolving Credit Facility........................92
         Section 11.10        Assignments and Participations of Term Credit Facility.............................94
         Section 11.11        Revolving Loan.....................................................................95
         Section 11.12        Construction.......................................................................95
         Section 11.13        APPLICABLE LAW.....................................................................95
         Section 11.14        Submission To Jurisdiction; Service of Process.....................................95
         Section 11.15        JURY TRIAL WAIVER..................................................................96
         Section 11.16        Counterparts.......................................................................96
         Section 11.17        Inconsistent Provisions............................................................97
         Section 11.18        Confidentiality....................................................................97
         Section 11.20        ARBITRATION........................................................................99

                             SCHEDULES AND EXHIBITS

         SCHEDULE I                 NOTICE LIST; REVOLVING COMMITMENTS
                                    AMOUNTS
         SCHEDULE II                LIBOR MARGIN; BASE RATE MARGIN; COMMITMENT
                                    FEE PERCENTAGE
         SCHEDULE 6.1               LIST OF SUBSIDIARIES
         SCHEDULE 6.7(b)            RETIREE MEDICAL AGREEMENTS
         SCHEDULE 6.22              LIST OF LOCATIONS
         EXHIBIT A                  FORM OF COMPLIANCE CERTIFICATE
         EXHIBIT B                  FORM OF RATE DESIGNATION NOTICE
         EXHIBIT C                  FORM OF REQUEST FOR ADVANCE
         EXHIBIT D                  FORM OF REVOLVING NOTE
         EXHIBIT E                  FORM OF SECURITY AGREEMENT
         EXHIBIT F                  FORM OF STOCK PLEDGES
         EXHIBIT G                  FORM OF SUBSIDIARY GUARANTY
         EXHIBIT H                  FORM OF SWING LINE NOTE
         EXHIBIT I                  FORM OF TERM NOTE A AND TERM NOTE B
         EXHIBIT J                  FORM OF FINANCIAL CONDITION CERTIFICATE
         EXHIBIT K                  FORM OF ASSIGNMENT AND ACCEPTANCE
         EXHIBIT L                  FEE LETTERS

                     AMENDED AND RESTATED SECURED REVOLVING
                             AND TERM LOAN AGREEMENT


         THIS AMENDED AND RESTATED SECURED REVOLVING AND TERM LOAN AGREEMENT is entered into as of July 2, 1998, by and among AMERICAN RESIDENTIAL SERVICES, INC., a Delaware corporation, NATIONSBANK, N.A., as the Agent, a Revolving Lender, the Swing Line Lender, and the Issuing Lender, BANKBOSTON, N.A., as the Documentation Agent and a Revolving Lender, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as the Term Lender, and the other lending institutions from time to time designated in the signature pages hereto as Revolving Lenders.

                              PRELIMINARY STATEMENT

         Borrower, NationsBank of Texas, N.A., as predecessor by merger to the Agent, and certain of the Lenders have previously entered into that certain Revolving Loan Agreement dated as of March 3, 1997, as amended by that certain First Amendment to Revolving Loan Agreement dated as of March 24, 1997, and that certain Second Amendment to Revolving Loan Agreement dated as of June 30, 1997 (as amended, the "PRIOR CREDIT AGREEMENT"). Borrower has requested that the Revolving Lenders make available a revolving credit facility in an aggregate amount not to exceed One Hundred Fifteen Million and No/100 Dollars ($115,000,000.00) and Term Lender make available a term credit facility in an aggregate amount not to exceed Fifty Million and No/100 Dollars ($50,000,000.00) and that the Prior Credit Agreement be amended and restated in its entirety as set forth in this Agreement, and the Revolving Lenders and the Term Lender have agreed to such requests subject to and as set forth in this Agreement. Accordingly, in consideration of the mutual covenants contained herein, Borrower, the Agent, the Documentation Agent, the Swing Line Lender, the Revolving Lenders, the Term Lender, and the Issuing Lender agree as follows:


                                    ARTICLE I
                                  TERMS DEFINED

         Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

         "ACQUIRED BUSINESS" means (a) any acquisition prior to the Closing Date by Borrower, directly or indirectly through one or more of its Subsidiaries, of assets (directly or indirectly through the acquisition of Capital Stock or otherwise) that satisfied, to the extent required, the "Acquisition Criteria" of, and as such term is defined in, the Prior Credit Agreement, and (b) any acquisition on or after the Closing Date by Borrower, directly or indirectly through one or more of its Subsidiaries, of assets (directly or indirectly through the acquisition of Capital Stock or otherwise) that satisfies the applicable Acquisition Criteria.

         "ACQUIRING PERSON" means any Person, other than an Exempt Person, who or which, together with all Affiliates and Associates of such Person, becomes the beneficial owner of 25% or more of the shares of Common Stock then outstanding; provided, however, that a Person shall not be or become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the beneficial owner of 25% or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the direct or indirect repurchase of Common Stock by Borrower, unless and until such time as such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the beneficial owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such Person unless, in either such case, that Person, together with all its Affiliates and Associates, is not then the beneficial owner of 25% or more of the shares of Common Stock then outstanding.

         "ACQUISITION CONSIDERATION" means, with respect to any Acquired Business, the consideration payable by Borrower, directly or indirectly through one of its Subsidiaries, to the sellers of that Acquired Business as the purchase price for that Acquired Business. For purposes of this Agreement, the amount of Acquisition Consideration applicable to any Acquired Business shall be determined as of the Acquisition Date thereof, in accordance with GAAP, as the total amount paid (including amounts paid in consideration for covenants not to compete) for that Acquired Business, including, without limitation, cash, Debt assumed or incurred, any contingent earn out obligations or other contingent obligations reasonably expected to be paid within twelve (12) months after the Acquisition Date, and redeemable Capital Stock which is subject to mandatory redemption prior to the date twelve (12) months after the Term Maturity Date, but excluding the value of any Capital Stock of Borrower (other than such mandatorily redeemable Capital Stock) issued as consideration. For purposes of this Agreement, Approved Subordinated Debt is not a part of Acquisition Consideration.

         "ACQUISITION CRITERIA" means, with respect to any proposed Acquired Business, all of the following criteria:

                  (a) on the Acquisition Date of that Acquired Business, and after giving effect thereto, no Default or Event of Default would result therefrom;

                  (b) that Acquired Business and the business of each of its Subsidiaries, if any, consist primarily of operating assets or rights to use operating assets (including installation, maintenance, or service contract rights) in one or more Permitted Lines of Business;

                  (c) the Acquisition Consideration to be paid for that Acquired Business (and its Subsidiaries) is either (i) $10,000,000.00 or less in the aggregate, determined without duplication of amounts, or (ii) Approved Consideration;

                  (d) if the Acquisition Consideration to be paid is not Approved Consideration, the sum of (i) the amount of the Acquisition Consideration to be paid, plus (ii) the total amount of Acquisition Consideration (other than Approved Consideration) paid for other Acquired Businesses (and their respective Subsidiaries) does not exceed $35,000,000.00 (for purposes of clause (ii), Acquisition Consideration shall be adjusted to reflect the amounts actually paid by Borrower under any contingent earn-out or other contingent obligations) (x) in the period from the Closing Date through December 31, 1998 and (y) in any calendar year thereafter;

                  (e) if (1) the Acquisition Consideration to be paid is not Approved Consideration and (2) (i) Borrower's Consolidated GAAP EBITDA does not exceed $11,000,000.00 for Borrower's fiscal quarter ended June 30, 1998 and the Acquisition Date occurs in the period from August 15, 1998 through November 14, 1998, (ii) Borrower's Consolidated GAAP EBITDA for Borrower's fiscal quarter ended September 30, 1998 does not exceed $13,000,000.00 and the Acquisition Date occurs in the period from November 15, 1998 through March 30, 1999, (iii) Borrower's Consolidated GAAP EBITDA for any of its fiscal years, beginning with the year ended December 31, 1998, does not exceed $40,000,000.00 and the Acquisition Date occurs in the period from March 31 through May 14 in its next succeeding fiscal year or (iv) Borrower's Consolidated GAAP EBITDA for any period of its four consecutive fiscal quarters ending on March 31, June 30 or September 30, beginning March 31, 1999, does not exceed $40,000,000.00 and the Acquisition Date occurs in the period from first Reset Date occurring after that period to the second Reset Date occurring after that period, the ratio of the amount of the Acquisition Consideration to be paid on the Acquisition Date or reasonably expected to be paid within twelve (12) months thereafter for the Acquired Business to the Consolidated Pro Forma EBITDA of the Acquired Business for the twelve (12) month period ending on the Acquisition Pricing Date for that Acquired Business shall not be greater than the ratio of 1.0 to 1.0;

                  (f) if (1) the Acquisition Consideration to be paid is not Approved Consideration, and (2) the Senior Consolidated Funded Debt to Consolidated Pro Forma EBITDA Ratio set forth in the Compliance Certificate most recently delivered by Borrower pursuant to Section 7.1(c) is greater than the ratio of 2.5 to 1.0 at the end of Borrower's most recently completed fiscal quarter, (i) the Acquisition Consideration to be paid for that Acquired Business (and its Subsidiaries) shall not exceed an amount equal to four (4) times the Consolidated Pro Forma EBITDA of the Acquired Business for the twelve
         (12)
         month period preceding the Acquisition Pricing Date for that Acquired Business, and (ii) the sum of (x) the Acquisition Consideration to be paid for that Acquired Business (and its Subsidiaries) and (y) the aggregate Acquisition Consideration paid for all other Acquired Businesses having an Acquisition Date during the period beginning on the Reset Date immediately preceding the Acquisition Date of the Acquired Business through the next Reset Date, shall not exceed an amount equal to three (3) times the consolidated Pro Forma EBITDA of all such Acquired Businesses(inclusive of the Acquired Business being acquired) for the twelve (12) month period ending on the Acquisition Pricing Date of each such Acquired Business;

                  (g) if that Acquired Business is an Entity that will remain in existence after the acquisition, that Entity (and each of its Subsidiaries which will remain in existence after the Acquisition Date) will become a Subsidiary of Borrower on the Acquisition Date; and

                  (h) all requirements of Section 7.12 in respect of that Acquired Business shall have been, or will be, fully and timely satisfied.

         "ACQUISITION DATE" means, with respect to any Acquired Business, the date on which Borrower, directly or indirectly through one of its Subsidiaries, acquires ownership of that Acquired Business.

         "ACQUISITION PRICING DATE" means, with respect to any Acquired Business to which either clause (e) or clause (f) of the definition of Acquisition Criteria applies, the last day of the period of twelve (12) consecutive calendar months Borrower uses to determine the Consolidated Pro Forma EBITDA of that Acquired Business for purposes of demonstrating its compliance with that clause; provided, that such day shall not be earlier than the last day of the third calendar month preceding the month in which the Acquisition Date of that Acquired Business occurs.

         "ADJUSTED LIBOR RATE" means, with respect to any Lender for any day in an Interest Period of a LIBOR Rate Loan of that Lender, a rate per annum equal to (i) the LIBOR Rate for that Loan, plus (ii) the LIBOR Reserve Percentage for that Lender, plus (iii) the applicable LIBOR Margin.

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "CONTROL" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity interests, by contract or otherwise.

         "AGENT" means NationsBank, in its capacity as the agent for the Lenders, and any successor agent for the Lenders appointed pursuant to the terms of this Agreement.

         "AGREEMENT" means this Amended and Restated Secured Revolving and Term Loan Agreement, as renewed, extended, restated, modified, supplemented, amended or rearranged from time to time.

         "AMORTIZATION" means, for any period with respect to a specified Entity, without duplication of amounts, the amount classified as amortization expense and deducted in determining Consolidated Net Income of the specified Entity for that period, as determined in accordance with GAAP.

         "APPLICABLE ENVIRONMENTAL LAWS" has the meaning set forth in Section 7.8(c).

         "APPLICABLE LENDING OFFICE" means, for each Revolving Lender, the "Lending Office" of such Revolving Lender (or of an Affiliate of such Revolving Lender) designated on Schedule I or such other office of such Revolving Lender (or an Affiliate of such Revolving Lender) as such Revolving Lender may from time to time specify to the Agent and Borrower by written notice in accordance with the terms hereof as the office at which its Loans made under this Agreement are to be made and maintained.

         "APPROVED CONSIDERATION" means the Acquisition Consideration payable for an Acquired Business, the payment of which has been approved in writing by the Required Lenders prior to the Acquisition Date of such Acquired Business as Approved Consideration for purposes of this Agreement.

         "APPROVED CONVERTIBLE SUBORDINATED NOTES" shall mean the Convertible Subordinated Notes in the aggregate principal face amount of $55,000,000.00, due on April 15, 2004, issued by Borrower pursuant to the Convertible Subordinated Notes Indenture.

         "APPROVED SELLER SUBORDINATED DEBT" shall mean any convertible subordinated notes, up to a maximum aggregate principal face amount of $100,000,000.00, issuable from time to time by Borrower pursuant to the Shelf Indenture, provided such notes are payable prior to maturity in semi-annual payments of interest only and have a final maturity date on or after April 15, 2004.

         "APPROVED SUBORDINATED DEBT" means any Debt issued by Borrower which is unsecured, subordinated to payment of the Obligations, contains covenants no more restrictive than the covenants contained in this Agreement and standstill and payment blockage provisions acceptable to the Agent and the Required Lenders, has a due date for the repayment of principal thereof after the Term Maturity Date, and all terms of which have been approved in writing by the Agent and the Required Lenders.

Approved Subordinated Debt includes the Debt evidenced by the Approved Convertible Subordinated Notes and the Approved Seller Subordinated Debt.

         "ARRANGER" means NationsBanc Montgomery Securities, L.L.C.

         "ASSIGNMENT AND ACCEPTANCE" has the meaning set forth in Section 11.9(a)(iv).

         "ASSOCIATE" means, with respect to any Person, (a) any Entity (other than Borrower or a Subsidiary of Borrower) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of its equity securities, (b) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

         "AUTHORIZED OFFICER" means, as to any Person, any officer of such Person who is duly authorized by the board of directors, or its equivalent, of such Person to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder in connection with any Revolving Loan, the Term Loan, any Swing Line Loan, the issuance of any Letter of Credit, or otherwise.

         "AVAILABLE REVOLVING COMMITMENT" means an amount equal to the aggregate of all the Revolving Lenders' Revolving Loan Commitment Amounts, minus (a) the Revolving Principal Debt, minus (b) the Letter of Credit Exposure.

         "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) or (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "BASE RATE MARGIN" means (a) for Revolving Loans (i) for the period from the Closing Date until the initial Reset Date, 0.75%; and (ii) for any subsequent period from and including any Reset Date, beginning with the initial Reset Date, to but not including, the next Reset Date to occur, if the Consolidated Funded Debt to Consolidated EBITDA Ratio calculated as of the last day of Borrower's fiscal quarter immediately preceding the particular Reset Date is within a range set forth in column A in Schedule II, the applicable per annum percentage shall be, subject to adjustment pursuant to Section 2.7, as set forth for that range in column C in Schedule II, and (b) for Swing Line Loans, 0%.

         A specified Person is deemed the "BENEFICIAL OWNER" of, and is deemed to "BENEFICIALLY OWN," any securities as Exchange Act Rule 13d-3 provides; provided, however, that a Person will not be deemed the Beneficial Owner of, or to beneficially own, any security: (a) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (ii) is not then reportable by that Person on Exchange Act Schedule 13D (or any comparable or successor report); (b) that is tendered pursuant to a tender or exchange offer made by that Person or any of its Affiliates or Associates until that tendered security is accepted for purchase or exchange; or (c) that Person acquires through its participation in good faith in a firm commitment underwriting (including securities acquired pursuant to stabilizing transactions to facilitate a public offering in accordance with Exchange Act Regulation M or to cover over allotments created in connection with a public offering) until the expiration of 40 days after the date of that acquisition. For purposes of this definition, "voting" a security includes voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Exchange Act Section 14(a)) in respect of that security.

         "BOARD" means the Board of Directors of Borrower.

         "BORROWER" means American Residential Services, Inc., a Delaware corporation.

         "BORROWER DUE DILIGENCE REPORTS" means the various written reports, information and other materials that Borrower prepared or assembled and has available at the offices designated pursuant to Section 7.11 containing descriptions and evaluations of the Acquired Businesses it acquires and Borrower's assessments and projections regarding same, including, without limitation, copies of purchase agreements and all summaries of Borrower's due diligence regarding those Acquired Businesses.

         "BUSINESS DAY" means (a) a day of the year other than Saturday or Sunday or other day on which banks are authorized or required by applicable law or executive order to be closed in Houston, Texas or in New York, New York, and
(b) with respect to all requests, notices, advances, continuations and determinations in connection with LIBOR Rate Loans, a day for trading by and between prime banks in Dollar deposits in the London interbank eurocurrency market.

         "CALLED PRINCIPAL" means, with respect to the Term Loan A, the principal of Term Loan A that is to be prepaid pursuant to Section 3.4 or has become or is declared to be immediately due and payable pursuant to Section 9.2, as the context requires.

         "CAPITAL EXPENDITURES" means, as of the last day of each fiscal year of Borrower, the aggregate amount of expenditures, determined without duplication of amounts, made by Borrower and its Subsidiaries during that fiscal year for the acquisition of any fixed assets or any replacements thereof, substitutions therefor or additions thereto, which have a useful life of more than twelve (12) months, including assets acquired by Borrower and its Subsidiaries during that fiscal year through the incurrence of Capitalized Lease Obligations; provided, however, that there may be deducted in determining Capital Expenditures for purposes of Section 8.2: (a) the aggregate cash proceeds, net of sales expense, received by Borrower and its Subsidiaries during that fiscal year in connection with the sale by any of them of any fixed assets that are contemporaneously or within 120 days after such sale replaced with fixed assets (either owned or leased) serving a similar function; and (b) in case of any damage or casualty to any fixed assets of Borrower or any of its Subsidiaries, insurance proceeds received by Borrower and its Subsidiaries during that fiscal year which are used to finance or refinance (through reimbursement of Borrower's treasury or otherwise) the cost of repairing or replacing those fixed assets. For purposes of this Agreement, Capital Expenditures shall not include expenditures for assets of Acquired Businesses.

         "CAPITALIZED LEASE OBLIGATIONS" means any indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "CAPITAL STOCK" means: (a) in the case of a corporation, any equity security issued by that corporation; and (b) in the case of any other Entity, any share, membership, partnership or other percentage interest, unit of participation or other equivalent (however designated) of an equity security or other equity interest in an Entity.

         "CASH TAX EXPENSE" means, for any period with respect to a specified Entity, without duplication of amounts, all cash income taxes paid (net of any cash tax refund received) by the specified Entity and its Subsidiaries during that period.

         "CHANGE IN CONTROL" means the occurrence of any of the following events after the Closing Date: (a) any Person becomes an Acquiring Person; (b) during any twelve (12) month period, the members of the Board (excluding any Acquiring Person or any Affiliate, Associate, nominee or representative thereof) at the beginning of any such period cease to constitute a majority of the members of the Board; (c) a merger of Borrower with or into, or a sale by Borrower of its properties and assets substantially as an entirety to, another Person, occurs and, immediately after that occurrence, any Person, other than an Exempt Person, together with all Affiliates and Associates of such Person, shall be the beneficial owner of 25% or more of the total voting power of the then outstanding voting shares of the Person surviving that transaction (in the case of a merger or consolidation) or the Person acquiring those properties and assets substantially as an entirety; and (d) Borrower ceases to have at least one class of Capital Stock publicly traded on a national, domestic stock exchange. For purposes hereof, "voting shares" means (a) in the case of any corporation, Capital Stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation's board of directors; and (b) in the case of any other Entity, Capital Stock of the class or classes having general voting power under ordinary circumstances equivalent to the voting shares of a corporation.

         "CHARTER DOCUMENTS" means, with respect to any Person, (a) the articles or certificate of formation, incorporation, or organization (or the equivalent organizational documents) of such Person, and (b) the bylaws, limited liability company agreement or regulations (or the equivalent governing documents) of such Person.

         "CLOSING DATE" means the date of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, together with all regulations issued pursuant thereto.

         "COLLATERAL" shall have the meaning defined in Section 9.9.

         "COLLATERAL ACCOUNT" means the cash collateral account for outstanding undrawn Letters of Credit as defined in Section 9.3.

         "COMMON STOCK" means the Common Stock, par value $.001 per share, of Borrower.

         "COMPENSATION ADJUSTMENT" means for any period with respect to the Consolidated Pro Forma EBITDA of any Acquired Business, without duplication of amounts, the amount by which Owners' Compensation deducted in determining the Consolidated Net Income before income taxes of that Acquired Business for that period would be reduced or increased as a nonrecurring item in a pro forma statement of operations of that Acquired Business for that period.

         "COMPLIANCE CERTIFICATE" means a certificate in substantially the form of Exhibit A.

         "CONSOLIDATED CURRENT MATURITIES" means, as of any date of determination, the aggregate current maturities of long-term Consolidated Funded Debt (excluding the Obligations), determined in accordance with GAAP.

         "CONSOLIDATED FUNDED DEBT" means, as of any date of determination, all interest bearing Debt of Borrower and its Subsidiaries which is evidenced by promissory notes, loan agreements, bonds or similar instruments, as such amount is required to be shown on Borrower's consolidated balance sheet as of that date prepared in accordance with GAAP (including, without limitation, all Capitalized Lease Obligations and all Approved Subordinated Debt).

         "CONSOLIDATED FUNDED DEBT TO CONSOLIDATED PRO FORMA EBITDA RATIO" means, as of the end of any fiscal quarter of Borrower, the ratio of (a) Consolidated Funded

Debt at that time to (b) Consolidated Pro Forma EBITDA for the four fiscal quarters then ended.

         "CONSOLIDATED GAAP EBITDA" means, for any period, on an historic four fiscal quarter rolling basis (except as otherwise provided in the definition herein of Acquisition Criteria) and as determined in accordance with GAAP, with respect to a specified Entity, the sum of (i) Consolidated Net Income of the specified Entity for that period plus (ii) the amount classified as income taxes and deducted in determing that Consolidated Net Income, plus (iii) Depreciation, plus (iv) Amortization, plus (v) Consolidated Interest Expense, each as deducted in determining that Consolidated Net Income, plus (vi) all non-cash expenses deducted in determining that Consolidated Net Income, less (vii) all non-cash income (not incurred in the ordinary course of business) added in determining Consolidated Net Income for that period, plus (viii) for any period that includes Borrower's fiscal quarter ended December 31, 1997, the cash portion of Borrower's consolidated statement of operations line item entitled "Special charge and other costs."

         "CONSOLIDATED INTEREST EXPENSE" means, for any period with respect to a specified Entity, without duplication of amounts, the amount classified as interest costs and deducted in determining Consolidated Net Income of the specified Entity for that period, determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, for any period with respect to a specified Entity, the net income (or loss) of the specified Entity and its Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP; provided, however, there shall be excluded from that determination
(a) income or loss of any Entity accrued before the date that Entity becomes a Subsidiary of the specified Entity or is merged into or consolidated with the specified Entity or a Subsidiary of the specified Entity or the assets constituting an Acquired Business are acquired by the specified Entity or a Subsidiary of the specified Entity (provided, however, that if the specified Entity accounts for its acquisition of that Entity in accordance with the pooling of interests method of accounting and, in accordance with GAAP, retroactively restates its consolidated financial statements to give effect to that acquisition, that income or loss will not be excluded), (b) any after-tax gains attributable to extraordinary items or the discontinuation of operations, and (c) if the specified Entity is an Acquired Business, there shall be excluded from that determination the net income (or loss) of each Entity that was a Subsidiary of the specified Entity at any time during that period, but ceased to be a Subsidiary of the specified Entity prior to the Acquisition Date of the specified Entity.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, Borrower's consolidated stockholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding any Capital Stock subject to mandatory redemption and any other equity instruments the consideration for which is, in accordance with GAAP, classified otherwise than as a part of that stockholders' equity) determined in accordance with GAAP.

         "CONSOLIDATED PRO FORMA EBITDA" means, for any period, determined on a consolidated basis, with respect to a specified Entity, the sum of (a) that Entity's Consolidated GAAP EBITDA, plus (b) in the case of any Acquired Business with respect to any period prior to the Acquisition Date of that Acquired Business, the sum of (A) the Compensation Adjustment, if any, applicable to that period, plus (B) the Rental Adjustment, if any, applicable to that period, plus
(C) to the extent approved by the Required Lenders, the amount of all other add-backs applicable to that period and proposed by Borrower. Subject to Section 7.12(b), Consolidated Pro Forma EBITDA of Borrower shall be adjusted for each Acquired Business with an Acquisition Date occurring during the period for which that Consolidated Pro Forma EBITDA is being calculated and with respect to which Borrower has provided the Agent with certificates pursuant to Section 7.12(a) to include the Consolidated Pro Forma EBITDA of such Acquired Business from the beginning of that period through that Acquisition Date.

         "CONTINUE", "CONTINUATION", and "CONTINUED" means the continuation pursuant to Section 2.4(e) of a LIBOR Rate Loan from one Interest Period to the next Interest Period.

         "CONVERT", "CONVERSION", and "CONVERTED" means with respect to Revolving Loans conversion pursuant to the terms hereof of LIBOR Rate Loans into Variable Rate Loans or Variable Rate Loans into LIBOR Rate Loans.

         "CONVERTIBLE SUBORDINATED NOTES INDENTURE" shall mean the Indenture dated April 1, 1997, between Borrower and U.S. Trust Company of Texas, N.A., as Trustee, pursuant to which Borrower has issued convertible subordinated notes in an aggregate principal amount of $55,000,000.00, due April 15, 2004, as amended, modified, or supplemented from time to time to the extent permitted by this Agreement.

         "CREDIT FACILITIES" means, collectively, the Revolving Credit Facility and the Term Credit Facility.

         "CURRENT FINANCIAL STATEMENTS" means, on the Closing Date, (a) the consolidated financial statements of Borrower and its Subsidiaries for the fiscal quarter ended March 31, 1998, and thereafter (b) the consolidated financial statements of Borrower and its Subsidiaries then most recently delivered to the Agent pursuant to Section 7.1.

         "DEBT" of any Person means at any date, without duplication of amounts,
(a) all indebtedness, obligations and liabilities of such Person for borrowed money, (b) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes, bankers acceptances or other similar instruments, whether recourse or non-recourse and whether secured or unsecured,
(c) all obligations of such Person
issued or assumed as the deferred purchase of property or services (other than unsecured accounts payable, accrued expenses, deferred compensation, and other pension, benefit and welfare expenses arising in the ordinary course of business), (d) all Capitalized Lease Obligations of such Person, (e) all obligations, after netting, of such Person in respect of Interest Hedge Agreements or agreements, devices or arrangements designed to protect against fluctuations in commodity prices or currency exchange rates, (f) all amounts available for drawing under all letters of credit issued for the account of such Person and all amounts drawn under all such letters of credit for which such Person has an outstanding reimbursement obligation, (g) all mandatory obligations of such Person to redeem or repurchase its outstanding Capital Stock at any time prior to the date twelve (12) months after the Term Maturity Date, and (h) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property owned or acquired by such Person, but only to the extent of such property's fair market value, (i) any liabilities of others of the type described in the preceding clauses (a) through (h) in respect of which such Person has incurred, assumed or acquired a liability by means of a Guaranty. For purposes of this Agreement, the Debt of any Person shall include the Debt of any partnership or joint venture to which such Person is a party, to the extent such Debt is recourse to such Person.

         "DEFAULT" means any condition or event which, with the giving of notice or lapse of time or both would, unless cured or waived, constitute an Event of Default.

         "DEPRECIATION" means, for any period with respect to a specified Entity, without duplication of amounts, the amount classified as depreciation expense and deducted in determining Consolidated Net Income of the specified Entity for that period, as determined in accordance with GAAP.

         "DIDMCA" means the Depositary Institutions Deregulation and Monetary Control Act of 1980, Public Law 96-221, as amended, codified at 12 U.S.C. ss.1735f-7.

         "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of Term Loan A, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on Term Loan A is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "DISTRIBUTION" by any Person, means (a) with respect to any Capital Stock issued by such Person, the retirement, redemption, repurchase, or other acquisition for value of such Capital Stock, (b) the declaration or payment (without duplication) of any dividend or other distribution, whether monetary or in kind, on or with respect to any Capital Stock of such Person, and (c) any other payment or distribution of assets of a similar nature or in respect of an equity investment in such Person.

         "DOCUMENTATION AGENT" means BankBoston, N.A., in its capacity as the documentation agent for the Lenders, and any successor documentation agent appointed pursuant to the terms of this Agreement.

         "DOLLARS" and the "$" symbol refer to lawful currency of the United States of America.

         "ELIGIBLE ASSIGNEE" means (a) a Revolving Lender; (b) an Affiliate of a Revolving Lender; and (c) any other Person approved by the Agent and Borrower, provided that approval by Borrower shall not be required if a Default or Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.9, and such approval by Borrower shall not be unreasonably withheld or delayed by Borrower and such approval by Borrower to be deemed given by Borrower if no objection is received by the assigning Revolving Lender and the Agent from Borrower within ten (10) Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided however, that none of Borrower, any Subsidiary of Borrower or any Affiliate or Associate of Borrower shall qualify as an Eligible Assignee.

         "ELIGIBLE TERM LOAN ASSIGNEE" means (i) a Lender or any Affiliate of a Lender; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000.00; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial banking and that
(A) is a subsidiary of a Lender, (B) a subsidiary of a Person of which a Lender is a subsidiary, or (C) a Person of which a Lender is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investment funds and lease financing companies; and
(vi) with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Term Loan Assignee); provided, however, that none of Borrower, any Subsidiary of Borrower or any Affiliate or Associate of Borrower shall qualify as an Eligible Term Loan Assignee.

         "EMPLOYEE PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by Borrower or any ERISA Affiliate of Borrower.

         "ENTITY" means any corporation, partnership, joint venture, association, joint stock company, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

         "ERISA AFFILIATE" of Borrower means any Person that is or was treated as a single employer with Borrower under Section 414 of the Code.

         "EVENT OF DEFAULT" has the meaning set forth in Section 9.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXCLUDED TAXES" means, with respect to the Agent, the Documentation Agent, any Revolving Lender, the Term Lender, and the Issuing Lender, income taxes, franchise taxes based on income and any other tax based on or assessed against the income of such Person and doing business taxes and bank share taxes of any such Person, any Applicable Lending Office of such Person, or any Affiliate of such Person.

         "EXEMPT PERSON" means (a) (i) Borrower, any Subsidiary of Borrower and any Employee Plan and (ii) any Person organized, appointed or established by Borrower for or pursuant to the terms of any such Employee Plan for the purpose of funding any such Employee Plan or funding other employee benefits for employees of Borrower or any Subsidiary of Borrower and (b) any of Thomas Amonett ("AMONETT") or Howard S. Hoover, Jr. ("HOOVER"), any Affiliate or Associate of Amonett or Hoover or any group (as that term is used in Exchange Act Rule 13d-5(b)) of which Amonett or Hoover or any Affiliate of Amonett or Hoover is a member.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and
(b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the offered rates quoted to the Agent (in its individual capacity) by two (2) federal funds brokers of recognized standing on such day for such transactions as selected and determined by the Agent.

         "FEE LETTERS" means that certain letter agreement dated on or about July 7,1998, by and between the Agent, the Arranger and Borrower and that certain letter agreement dated July 2, 1998, by and between the Term Lender and Borrower. True and correct copies of the Fee Letters are attached as Exhibit "L". As of the Closing Date, there are no other side letters relating to the payment of fees with any parties to this Agreement.

         "FIXED CHARGE COVERAGE RATIO" means, as of the end of any fiscal quarter of Borrower and on a consolidated basis for Borrower and its Subsidiaries, the ratio of (a) an amount equal to(i) Consolidated GAAP EBITDA, plus (ii) Rental Expense, minus (iii) Cash Tax Expense, each for the period of four fiscal quarters then ended; to (b) the sum of (i) Consolidated Current Maturities scheduled to be paid during the next four fiscal quarters, plus, each for the period of four fiscal quarters then ended, plus (ii) Consolidated Interest Expense, plus (iii) Rental Expense and Capital Expenditures (excluding Capital Expenditures purchased with Purchase Money Indebtedness). For purposes of clause (b)(ii) of this definition only, Consolidated Interest Expense shall not include the amortization, in accordance with GAAP, of fees due to any Lender under Section 2.6.

         "FIXED RATE" means, for Term Loan A, a fixed rate per annum equal to 8.96%.

         "GAAP" means generally accepted accounting principles from time to time in effect (a) as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession, and
(b) as accepted and adopted by Borrower with the concurrence of the independent certified public accountants reporting on the financial statements of Borrower required by Section 7.1(a).

         "GOVERNMENTAL AUTHORITY" means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTOR" means each Subsidiary of Borrower as of the Closing Date and each other Subsidiary of Borrower formed or acquired after Closing Date required to become a Guarantor pursuant to Section 7.12(c).

         "GUARANTY" means, for any Person, without duplication, any liability, contingent or otherwise, of such Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including, without limitation, any liability of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such obligation of the payment of such obligation, (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such obligation, or (d) otherwise to assure the owner of such obligation against loss in respect thereof; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

         "IMPOSITIONS" means all real estate and personal property taxes, charges for any easement, license or agreement maintained for the benefit of any of the real or personal property of Borrower or any of its Subsidiaries, or any part thereof, and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the Closing Date are assessed, levied or imposed upon any of the real or personal property of Borrower or any of its Subsidiaries, or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, could reasonably be expected (individually or collectively) to have a Material Adverse Effect.

         "INFORMATION" means written information, including, without limitation, data, certificates, reports, statements (excluding financial statements, projections, and financial budgets) and documents.

         "INITIAL BORROWING DATE" means the date on which all conditions precedent set forth herein to the initial borrowings hereunder are satisfied or waived by all of the Lenders in writing.

         "INTEREST ADJUSTMENT DATE" means the last day of an Interest Period.

         "INTEREST HEDGE AGREEMENTS" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, including, without limitation, interest rate cap or collar protection agreements, interest rate swap agreements or interest rate options, as the same may be amended or modified and in effect from time to time.

         "INTEREST PERIOD" means, with respect to any LIBOR Rate Loan:

                  (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Rate Loan, and ending one (1), two (2), three (3), or six (6) months thereafter, as selected by Borrower in its Request for Advance or Rate Designation Notice, as applicable, pursuant to Section 2.4(e), as the case may be, given with respect thereto; and

                  (b) thereafter, with respect to the continuation of such LIBOR Rate Loan, each period commencing on the last day of the period applicable to such LIBOR Rate Loan and ending one (1), two (2), three
         (3), or six (6) months thereafter, as selected by Borrower in its Rate Designation Notice pursuant to Section 2.4(e);

provided, that the foregoing provisions are subject to the following:

                  (i) Borrower may not select an Interest Period ending on a date later than the applicable Maturity Date;

                  (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in a calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

                  (iv) no more than five (5) Interest Periods may be in effect at any time for the Revolving Loan and no more than four (4) Interest Periods may be in effect at any time for Term Loan B, provided each Term Loan B tranche shall be in an amount greater than $1,000,000.00.

         "ISSUING LENDER" means NationsBank, in its capacity as issuer of the Letters of Credit, and any successor thereto as issuer of the Letters of Credit pursuant to the terms of this Agreement.

         "LEGAL REQUIREMENTS" means any and all present and future judicial decisions, statutes, laws, rulings, rules, orders, regulations, permits, licenses, certificates, or ordinances of any Governmental Authority applicable to Borrower or any of Borrower's Subsidiaries.

         "LENDERS" means, collectively, the Revolving Lenders, the Term Lender and the Swing Line Lender.

         "LETTER OF CREDIT" means a standby letter of credit issued by Issuing Lender under the Revolving Credit Facility for the account of Borrower on its behalf or on behalf of any of its Subsidiaries pursuant to Section 2.1(b).

         "LETTER OF CREDIT EXPOSURE" means, at any time, the aggregate amount available for drawing under all outstanding Letters of Credit at such time and all unpaid Reimbursement Obligations with respect to Letters of Credit.

         "LETTER OF CREDIT FEES" has the meaning set forth in Section 2.6(b).

         "LIBOR MARGIN" means (a) for the Revolving Loans (i) for the period from the Closing Date until the initial Reset Date, 2.75%; and (ii) for any subsequent period beginning with the initial Reset Date, to but not including, the next Reset Date to occur, if the Consolidated Funded Debt to Consolidated EBITDA Ratio calculated as of the last day of Borrower's fiscal quarter immediately preceding the particular Reset Date is within a range set forth in Column A in Schedule II, the applicable per annum percentage shall be, subject to adjustment pursuant to Section 7.12, as set forth for that range in column B in Schedule II; and (b) for Term Loan B, 3.25%.

         "LIBOR RATE" means, with respect to a LIBOR Rate Loan for the Interest Period applicable thereto, the per annum rate of interest determined by the Agent as the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the display designated "British Bankers Assoc. Interest Settlement Rates" on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR RATE" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to nearest 1/100 of 1%).

         "LIBOR RATE LOAN" means a Revolving Loan bearing interest prior to maturity at the Adjusted LIBOR Rate or Term Loan B.

         "LIBOR RESERVE PERCENTAGE" means, with respect to any LIBOR Rate Loan of any Lender, an interest rate per annum equal at all times to the remainder obtained by subtracting (A) the LIBOR Rate for the Interest Period for such LIBOR Rate Loan from (B) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the LIBOR Reserve Requirement of such Lender for such Interest Period. Such additional interest payable to any Lender shall be determined by such Lender and notified to Borrower through the Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).

         "LIBOR RESERVE REQUIREMENT" means, at any time with respect to any Lender, the actual rate, expressed as a percentage, at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency Liabilities" (as such term is presently used in Regulation D) by such Revolving Lender or Term Lender. Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall reflect any other reserves required to be maintained by such Revolving Lender or Term Lender with respect to (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Requirement with respect to each affected Revolving Lender or Term Lender.

         "LIEN" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOANS" means the Revolving Loans, the Swing Line Loans and the Term Loan.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the LOC Applications, the Subsidiary Guaranties, the Stock Pledges, the Security Agreements, and all other agreements, certificates, documents or instruments evidencing or securing the Credit Facilities, or otherwise executed and delivered to the Agent or the Lenders on or after the Closing Date from time to time by Borrower or any Subsidiary of Borrower pursuant to this Agreement, as the same may be modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

         "LOC APPLICATION" has the meaning set forth in Section 2.5(a).

         "LOC DOCUMENTS" means this Agreement, the Letters of Credit, the LOC Applications and any draft or other document presented in connection with a drawing under any Letter of Credit.

          "MAKE-WHOLE AMOUNT" means, with respect to Term Loan A, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of Term Loan A over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Make-Whole Amount shall in no event be less than zero.

         "MARGIN REGULATIONS" means Regulations U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "MARGIN STOCK" means "margin stock" as defined in Regulation U.

         "MATERIAL ADVERSE CHANGE" means a Material Adverse Effect has occurred and is continuing.

         "MATERIAL ADVERSE EFFECT" means any act, circumstance or event which results in a material adverse change since March 31, 1998, in (a) the business, properties, assets, condition (financial or otherwise) or prospects of Borrower or of Borrower and its Subsidiaries taken as a whole, or (b) in the ability of Borrower or any Guarantor to perform its Obligations under the Loan Documents to which it is a party.

         "MATURITY DATE" means the Revolving Maturity Date or the Term Maturity Date, as applicable.

         "MAXIMUM LAWFUL RATE" means, for any Lender, the maximum rate (or, if the context so requires, an amount calculated at such rate) of interest which, at the time in question, would not cause the interest charged hereunder or any other Loan Document to exceed the maximum amount which such Lender would be allowed to contract for, charge, take, reserve or receive under applicable law, after taking into account, to the extent required by applicable law, any and all relevant payments, fees and charges under the Loan Documents. If and to the extent the laws of the State of Texas are applicable for purposes of determining the "MAXIMUM LAWFUL RATE," such term shall mean the "weekly rate ceiling" from time to time in effect under the Texas Finance Code, as supplemented by Art. 1D.003 of the Texas Credit Title, as it may be amended from time to time. If under all applicable laws, there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under the Credit Facilities, there shall be no Maximum Lawful Rate, notwithstanding any reference thereto herein or in any other Loan Document.

         "NATIONSBANK" means NationsBank, N.A., a national banking association, successor by merger to NationsBank of Texas, N.A., and its successors.

         "NOTES" means the Revolving Notes, the Swing Line Note and the Term
Note.

         "OBLIGATIONS" means all indebtedness, obligations and liabilities, or any part thereof, of Borrower to all or any of the Agent, the Documentation Agent, the Issuing Lender, the Swing Line Lender, the Term Lender, or any Revolving Lender now or hereafter existing or arising under or in connection with this Agreement or any other Loan Document, including, without limitation,
(a) all Loans outstanding, all accrued interest owing, and Make-Whole Amounts (if any) under the Notes, (b) all reasonable costs, expenses and attorneys' fees of counsel to the Agent and the Lenders (as a group) incurred in the documentation of any amendments, waivers or extensions of the Loan Documents,
(c) the reimbursement and payment of all sums which are advanced by the Agent or any Lender to pay or satisfy amounts required to be paid by Borrower under this Agreement or under any other Loan Document, (d) all amounts owed by Borrower to any Lender or any Affiliate of a Lender under Interest Hedge Agreements between Borrower and such Lender or such Affiliate entered into in connection with this Agreement and (e) the reasonable costs and expenses of the Agent and any Lender (including reasonable fees and expenses of counsel to the Agent or any Lender) incurred in connection with the preservation of their respective Rights under the Loan Documents, in the enforcement of the Loan Documents or in the collection of any amounts owing to the Agent or the Lenders thereunder (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of Borrower or any Guarantor), regardless of whether such obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above described obligations and liabilities.

         "OWNERS' COMPENSATION" means for any period, with respect to any Acquired Business, the amount equal to the sum of all salaries, bonuses, management fees and other compensation paid by that Acquired Business and its Subsidiaries during that period to the owners or other employees of that Acquired Business who (a) prospectively agree prior to the Acquisition Date of that Acquired Business to a reduction in that compensation from and after that Acquisition Date or (b) whose employment by or other services to the Acquired Business and its Subsidiaries will terminate on or before that Acquisition Date and who will not be replaced by Borrower or any Subsidiary of Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successors thereto.

         "PENSION PLAN" means any Employee Plan that is or was previously covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code.

         "PERMITTED DEBT" of Borrower or any Subsidiary of Borrower means:

         (a) the Debt included in the Obligations;

         (b) the Subsidiary Guaranties;

         (c) Debt of any Subsidiary of Borrower owing to Borrower or any other Subsidiary of Borrower or Debt of Borrower to any of its Subsidiaries;

         (d) any Interest Hedge Agreements not entered into for speculative purposes (provided that aggregate amount of interests rate swaps related thereto shall not exceed $25,000,000.00);

         (e) for a period of six (6) Business Days following the Acquisition Date of an Acquired Business only, Debt owing by such Acquired Business and its Subsidiaries;

         (f) Approved Subordinated Debt; and

         (g) additional Debt (including, without limitation, Purchase Money Indebtedness, secured trade payables, and any Debt assumed by Borrower in connection with the acquisition of an Acquired Business) of Borrower and its Subsidiaries; provided, that the outstanding aggregate principal amount of such additional Debt shall not exceed at any one time an amount equal to $10,000,000.00.

         "PERMITTED ENCUMBRANCES" means, as applied to the property or assets of any specified Person:

         (a) Liens created pursuant to any Loan Document;

         (b) Liens for Taxes and Impositions if the same are not at the time due and delinquent or are being contested in good faith and by appropriate proceedings, and if the specified Person has set aside on its books such reserves as may be required by GAAP;

         (c) Liens of carriers, warehousemen, mechanics, laborers, materialmen and landlords and other similar Liens arising by operation of law for sums not yet due or being contested in good faith and by appropriate proceedings, if the specified Person has set aside on its books such reserves as may be required by GAAP;

         (d) Liens incurred in the ordinary course of the specified Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code) or to secure liabilities to insurance carriers under insurance or self-insurance arrangements and other obligations of a like nature, so long as, in each case with respect to this clause (d), the obligation secured is not Debt and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided for;

         (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of the specified Person's business or existing on property and not materially interfering with the ordinary conduct of the specified Person's business or the use or intended use of that property;

         (f) defects or irregularities in the specified Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of the specified Person's business or the use or intended use of any of such properties;

         (g) any interest or title of any consignor, operating lease lessor, or similar Person in assets of that Person pursuant to any consignment or operating lease arrangement entered into in the ordinary course of the specified Person's business;

         (h) rights of a common owner of any interest in property held by the specified Person and such common owner as tenants in common or through other common ownership;

         (i) Liens incurred in the ordinary course of the specified Person's business to secure the performance of bids, tenders, statutory obligations, surety bonds, performance and return of money bonds and other obligations of like nature; so long as, in each case with respect to this clause (i), the obligation secured is not Debt and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided for;

         (j) For a period of 90 days after the Acquisition Date of an Acquired Business, Liens securing trade payables of that Acquired Business incurred in the ordinary course of business prior to the Acquisition Date of that Acquired Business;

         (k) Liens arising out of judgments or awards against Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review;

         (l) (i) Purchase Money Liens and (ii) other Liens securing Permitted Debt permitted by subparagraph (g) of the definition of Permitted Debt, provided that any such Liens permitted pursuant to clause (l)(ii) shall not encumber cash, any Permitted Investments, any accounts or accounts receivable or the stock or other ownership interest of Borrower in any of its Subsidiaries or any proceeds thereof;

         (m) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of the specified Person;

         (n) rights reserved to or vested in any Governmental Authority to control, regulate or use any property of the specified Person;

         (o) any obligations or duties affecting the property of the specified Person to any Governmental Authority with respect to any franchise, grant, license or permit;

         (p) pre-judgment Liens;

         (q) legal or equitable encumbrances deemed to exist by reason of negative pledge clauses such as Section 8.5 or fraudulent transfer or conveyance laws; and

         (r) additional Liens encumbering assets of any Acquired Business or any Subsidiary of that Acquired Business permitted by Section 7.12(d).

         "PERMITTED INVESTMENTS" means:

         (a) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;

         (b) certificates of deposit and Eurodollar time deposits with maturities of one (1) year or less from the date of acquisition and overnight bank deposits of any commercial bank (i) having capital and surplus in excess of $500,000,000.00 or (ii) which has a short-term commercial paper rating which satisfies the requirements set forth in clause (d) of this definition;

         (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued, fully guaranteed or insured by the United States Government or any agency thereof;

         (d) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group on the date of acquisition;

         (e) securities with maturities of one (1) year or less from the date of acquisition insured or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of such state, commonwealth or territory;

         (f) securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition;

         (g) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition;

         (h) time deposits and certificates of deposit in any Lender and other investments, securities and products offered by any Lender (including Eurodollar deposits);

         (i) loans, advances, extensions of credit and capital contributions to, and purchases of the Capital Stock of or other interests in, Subsidiaries of Borrower; and

         (j) Acquired Businesses.

         "PERMITTED LINE OF BUSINESS" means any of the following: (a) maintenance, repair, and replacement (collectively, "MAINTENANCE") services for heating, ventilating, and air conditioning systems in homes and commercial and other buildings, including indoor air quality services; (b) maintenance services for plumbing systems in homes and commercial buildings; (c) maintenance services for electrical and other systems and appliances (including prefabricated fireplaces) in homes and commercial buildings; (d) installing any one of the foregoing systems in homes and commercial buildings; and (e) any activity reasonably related to the foregoing.

         "PERSON" means any individual, Entity, estate, trust or any other organization, including a government or political subdivision or any agency or instrumentality thereof.

         "PREVIOUSLY ACQUIRED BUSINESS" means each Acquired Business having an Acquisition Date prior to the Closing Date.

         "PRIME RATE" means the fluctuating commercial loan per annum rate of interest established from time to time by the Agent as its prime rate for dollar loans in the United States of America, which rate may not be the lowest rate of interest charged by the Agent to its customers.

         "PRIOR CREDIT AGREEMENT" has the meaning set forth in the Preliminary Statement.

         "PURCHASE MONEY INDEBTEDNESS" shall mean and include (a) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (b) any Debt (other than the Obligations) incurred prior to the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         "PURCHASE MONEY LIEN" means a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets, the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         "QUALIFIED CAPITAL STOCK" means any class of Capital Stock of Borrower which is preferred in respect of the right to receive dividends or in liquidation and which, by its terms, (a) is not subject to any mandatory redemption or other mandatory purchase obligation on the part of Borrower or any Subsidiary of Borrower prior to twelve (12) months after the Term Maturity Date and (b) is not entitled to any dividend or other Distribution thereon prior to twelve (12) months after the Term Maturity Date other than (A) dividends or other Distributions made in the same or any other class or series of Qualified Capital Stock or Common Stock and (B) distributions in liquidation of Borrower after claims of creditors of Borrower have been paid in full.

         "RATE DESIGNATION NOTICE" means a notice of interest rate selection in substantially the form of Exhibit B, including, without limitation, as applicable, Borrower's selection of (a) the Interest Periods during which the Adjusted LIBOR Rate will apply, (b) the commencement date of each such Interest Period, (c) the aggregate amount of LIBOR Rate Loans subject to each such Interest Period and (d) the aggregate amount of any LIBOR Rate Loans to be converted to Variable Rate Loans or Variable Rate Loans to be converted to LIBOR Rate Loans.

         "REGISTER" has the meaning set forth in Section 11.9.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock that is applicable to member banks of the Federal Reserve System.

         "REGULATORY CHANGE" means the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof, in each case, after the Closing Date.

         "REIMBURSEMENT OBLIGATION" means the obligations of Borrower to reimburse the Issuing Bank, for the benefit of the Revolving Lenders, for each drawing under a Letter of Credit as described in Section 2.5(b).

         "REINVESTMENT YIELD" means, with respect to the Called Principal of Term Loan A, 3.50% (except as otherwise provided for in Section 3.4(a)) over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Page (or such other display as may replace Page 678 on the Telerate
Page) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

         "REMAINING AVERAGE LIFE" means, with respect to the Called Principal of Term Loan A, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of Term Loan A, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "RENTAL ADJUSTMENT" means, for any period with respect to the Consolidated Pro Forma EBITDA of any Acquired Business, without duplication of amounts, the amount by which Rental Expense deducted in determining the Consolidated Net Income before income taxes of that Acquired Business for that period would be reduced or increased as a nonrecurring item in a pro forma statement of operations for that period.

         "RENTAL EXPENSE" means, for any period with respect to any Entity, the amount classified as operating lease expense and deducted in determining the Consolidated Net Income before income taxes of that Entity for that period, as determined in accordance with GAAP.

         "REQUEST FOR ADVANCE" means a written request for a Loan or a Letter of Credit, which shall be substantially in the form of Exhibit C, and which (a) specifies (i) the date of such borrowing or issuance or extension of such Letter of Credit, which shall be a Business Day, (ii) as applicable, the aggregate amount of such borrowing or the face amount of such Letter of Credit and (iii) as applicable, the aggregate amount of LIBOR Rate Loans (and the related Interest Periods therefor) and Variable Rate Loans constituting such borrowing,
(b) contains a certification of an Authorized Officer of Borrower as of the date of such borrowing or issuance of such Letter of Credit certifying that the intended use of the proceeds of such borrowing or the intended use of such Letter of Credit does not violate the provisions of this Agreement and Sections 5.2(c) and 5.2(d), and (c) with respect to a borrowing, the proceeds of which will be used to acquire an Acquired Business, is accompanied by all documents and instruments necessary to satisfy in all material respects all applicable requirements of this Agreement to enable such acquisition to constitute an Acquired Business.

         "REQUIRED LENDERS" means, subject to Section 10.10:

         (a) Except as provided in clause (b) or (c) below or as expressly stated otherwise in this Agreement or in any other Loan Document, at any time, the Lenders then holding in the aggregate at least sixty-five percent (65%) of the (a) aggregate outstanding principal amount of the Term Loan, plus (b) so long as the Revolving Commitments have not terminated pursuant to the terms hereof, the Revolving Loan Total Commitment Amount, or if the Revolving Commitments have so terminated, the aggregate principal amount of the outstanding Revolving Loans plus the aggregate principal amount of the outstanding Swing Line Loans, plus the Letter of Credit Exposure. The overall percentage set forth opposite each Lender's name on Schedule I reflects the initial voting percentage of each Lender hereunder on the Closing Date subsequent to the funding of the Term Loan; or

         (b) With respect to an acceleration of the Notes under Section 9.2, or with respect to any modification or amendment to Approved Subordinated Debt under Section 8.14, the Lenders then holding in the aggregate at least seventy-five percent (75%) of the (a) aggregate outstanding principal amount of the Term Loan, plus (b) the aggregate principal amount of the outstanding Revolving Loans plus the aggregate principal amount of the outstanding Swing Line Loans, plus the Letter of Credit Exposure. The overall percentage set forth opposite each Lender's name on Schedule I reflects the initial voting percentage of each Lender hereunder on the Closing Date subsequent to the funding of the Term Loan; or

         (c) With respect to (i) any decrease of the interest rate applicable to the Credit Facilities, (ii) any decrease of the amount of any fees payable to a Lender under this Agreement or any Loan Document, (iii) any extension of the Maturity Date or the due date of any installment of principal or interest or any fees on the Credit Facilities, (iv) any forgiveness of any principal or interest under any Note, or (v) any increase in the Revolving Commitment of any Revolving Lender (except pursuant to Section 11.9), the consent of all eligible voting Lenders shall be required. With respect to (i) any increase in the Revolving Loan Total Commitment Amount or the Term Loan; (ii) any alteration of the provisions of this definition of the Required Lenders, or (iii) any release or discharge of any Collateral or any Guarantor other than as a result of transfers permitted by Sections 7.2 or 8.6, the consent of all the eligible voting Lenders shall be required.

         "REQUIRED REVOLVING LENDERS" means the Revolving Lenders then holding in the aggregate at least sixty-five percent (65%) of the aggregate Revolving Loan Total Commitment Amount.

         "RESET DATE" means (a) the forty-sixth (46th) day after the end of each of the first three fiscal quarters of each fiscal year of Borrower, and (b) the ninety-first (91st) day after the end of each of Borrower's fiscal years.

         "RESPONSIBLE OFFICER" means, with respect to Borrower and its Subsidiaries, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, any Associate General Counsel, the Controller, the Treasurer or any Vice President of Borrower.

         "REVOLVING COMMITMENTS" means the obligations of the Revolving Lenders to make Revolving Loans hereunder; provided that (subject to Section 11.9) the Revolving Commitment of NationsBank shall be limited to $25,000,000.00, minus the outstanding principal amount of the Swing Line Loans made by it to Borrower from time to time outstanding.

         "REVOLVING COMMITMENT FEE" has the meaning set forth in Section 2.6(a).

         "REVOLVING COMMITMENT FEE RATE" means: (a) for the period from the Closing Date until the initial Reset Date, 0.50% per annum; and (b) for any subsequent period beginning with the initial Reset Date, to but not including, the next Reset Date to occur, if the Consolidated Funded Debt to Consolidated EBITDA Ratio calculated as of the last day of Borrower's fiscal quarter immediately preceding the particular Reset Date is within a range set forth in column A in Schedule II, the applicable per annum percentage shall be, subject to adjustment pursuant to Section 2.7, as set forth for that range in column D in Schedule II.

         "REVOLVING CREDIT FACILITY" means the revolving credit facility for Borrower provided by the Revolving Lenders under this Agreement.

         "REVOLVING CREDIT PERIOD" means the period commencing on the Closing Date and ending on the earlier to occur of (a) the Revolving Maturity Date, (b) the date on which the Revolving Commitments are terminated in full or reduced to zero pursuant to Section 3.4(c), or (c) the date on which the obligation of the Revolving Lenders to make Revolving Loans and the obligation of the Issuing Lender to issue the Letter of Credit is terminated pursuant to Section 9.2.

         "REVOLVING LENDERS" means each of the financial institutions listed as a "Revolving Lender" on Schedule I, as the same may be modified or amended from time to time, and any other financial institution which is added to Schedule I after the Closing Date because it has subsequently agreed to be a Revolving Lender under and for purposes of this Agreement or which acquires a Revolving Commitment and/or a Revolving Loan pursuant to Section 11.9.

         "REVOLVING LOAN" means a loan made by the Revolving Lenders to Borrower under the Revolving Credit Facility pursuant to Section 2.1(a).

         "REVOLVING LOAN COMMITMENT AMOUNT" means, with respect to any Revolving Lender, the amount indicated as such Revolving Lender's Revolving Loan Commitment Amount opposite the name of such Revolving Lender on Schedule I, as such amount may be increased or reduced from time to time pursuant to assignments in accordance with Section 11.9 or reduced pursuant to Section 3.4(c).

         "REVOLVING LOAN PERCENTAGE" means, with respect to any Revolving Lender, the percentage indicated as such Revolving Lender's Revolving Loan Percentage opposite the name of such Revolving Lender on Schedule I, as such percentage may be adjusted from time to time to account for any assignment by or to such Revolving Lender of all or any portion of its interest under this Agreement in accordance with Section 11.9.

         "REVOLVING LOAN TOTAL COMMITMENT AMOUNT" means (a) at any time prior to the delivery by Borrower of its financial statements for the fiscal quarter ended June 30, 1998, together with the quarterly compliance certificate required pursuant to Sections 7.1(b) and (c), an amount equal to $60,000,000.00; and at any time thereafter,

$115,000,000.00 or the aggregate Revolving Loan Commitment Amounts of all Revolving Lenders at that time.

         "REVOLVING MATURITY DATE" means June 30, 2001.

         "REVOLVING NOTE" means a promissory note in substantially the form of Exhibit D issued by Borrower to a Revolving Lender pursuant to Section 3.1(a), as such promissory note may be amended, restated, replaced, substituted, modified, increased and rearranged from time to time.

         "REVOLVING PRINCIPAL DEBT" means, at the time of any determination thereof, the then aggregate unpaid principal amount of all Revolving Loans.

         "RIGHTS" means rights, remedies, powers, privileges and benefits.

         "SEC" means the federal Securities and Exchange Commission and any successor thereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITY AGREEMENTS" means each Security Agreement, in substantially the form of Exhibit E, executed and delivered to the Agent by Borrower and each Subsidiary of Borrower, securing the payment and performance of the Obligations.

         "SENIOR CONSOLIDATED FUNDED DEBT" means, as of the end of any fiscal quarter of Borrower, an amount equal to (a) the Consolidated Funded Debt outstanding at that time, minus (b) all Approved Subordinated Debt outstanding at that time.

         "SENIOR CONSOLIDATED FUNDED DEBT TO CONSOLIDATED PRO FORMA EBITDA RATIO" means, as of the end of any fiscal quarter of Borrower, the ratio of (a) Senior Consolidated Funded Debt outstanding at that time to (b) the Consolidated Pro Forma EBITDA of Borrower for the four fiscal quarters then ended.

         "SENIOR CONSOLIDATED FUNDED DEBT TO TOTAL CAPITALIZATION RATIO" means, as of the end of any fiscal quarter of Borrower, the ratio of (a) Senior Consolidated Funded Debt to (b) the sum of (i) Consolidated Net Worth, plus (ii) Senior Consolidated Funded Debt, plus (iii) Capital Stock subject to mandatory redemption no earlier than twelve (12) months after the Term Maturity Date and any other equity interests the consideration for which is, in accordance with GAAP, classified otherwise than as a part of Borrower's stockholder's equity, in each case as of such time.

         "SETTLEMENT DATE" means, with respect to the Called Principal, the date on which such Called Principal is to be prepaid pursuant to Section 3.4 or has become or is declared to be immediately due and payable pursuant to Section 9.2, as the context requires.

         "SHELF INDENTURE" shall mean the Indenture dated as of July 31, 1997, between Borrower and U.S. Trust Company of Texas, N.A., as Trustee, as filed by Borrower with the SEC, pursuant to which Borrower may issue in series convertible subordinated notes, in the aggregate face amount of up to $100,000,000.00, as amended, modified, or supplemented from time to time to the extent permitted by this Agreement.

         "STOCK PLEDGES" means each Security Agreement (Stock Pledge) in substantially in the form of Exhibit F, and any amended and restated form of that agreement, executed and delivered to the Agent by each owner of the outstanding stock of each Subsidiary of Borrower, securing the payment and performance of the Obligations.

         "SUBSIDIARY" means, with respect to any specified Person, any corporation or other Entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned collectively, by such Person and any Subsidiaries of such Person, and any corporation or other Entity of which more than fifty percent (50%) of the securities or other ownership interests are at the time directly or indirectly owned, collectively, by any Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         "SUBSIDIARY GUARANTY" means each Guaranty in substantially in the form of Exhibit G, executed and delivered to the Agent by a Subsidiary of Borrower, guaranteeing the payment and performance of the Obligations.

         "SWING LINE LENDER" means NationsBank, or any successor Revolving Lender in such capacity.

         "SWING LINE LOAN" means a loan made by the Swing Line Lender to Borrower pursuant to Section 2.2.

         "SWING LINE NOTE" means the promissory note in substantially the form of Exhibit H issued by Borrower to the Swing Line Lender pursuant to Section 3.1(b), as such promissory note may be amended, restated, replaced, substituted, modified, increased and rearranged from time to time.

         "TAXES" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency, other than Impositions.

         "TELERATE PAGE" means the British Bankers Association LIBOR Rates that are published by Dow Jones Telerate, Inc.

         "TERM CREDIT FACILITY" means the term credit facility for Borrower provided by the Term Lender under this Agreement.

         "TERM LENDER" means The Prudential Life Insurance Company of America and any of its successors and permitted assigns.

         "TERM LOAN" means the loan made by the Term Lender pursuant to Section 2.3.

         "TERM LOAN A" means the portion of the Term Loan which bears interest computed at the Fixed Rate as provided for in Section 3.3(a).

         "TERM LOAN B" means the portion of the Term Loan which is a LIBOR Rate loan as provided for in Section 3.3(a).

         "TERM MATURITY DATE" means July 1, 2003.

         "TERM NOTE" means a promissory note in substantially the form of
Exhibit I-A or I-B, as the case may be, issued by Borrower to the Term Lender pursuant to Section 3.1(c) to evidence, respectively, all or any portion of Term Loan A or Term Loan B, as such promissory note may be amended, restated, replaced, substituted, modified, increased and rearranged from time to time.

         "UCC" means the Uniform Commercial Code in effect in the State of Texas, as amended from time to time, or, if stated with reference to another jurisdiction, the Uniform Commercial Code as adopted in the relevant jurisdiction, as amended from time to time.

         "VARIABLE RATE" means, for any day, a fluctuating rate of interest equal to (a) the Base Rate in effect on such day, plus (b) the applicable Base Rate Margin in effect on such day.

         "VARIABLE RATE LOAN" means a Revolving Loan or a Swing Line Loan which bears interest computed with reference to the Variable Rate.

         Section 1.2 Singular and Plural of Definitions. Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement.

         Section 1.3 Money. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America.

         Section 1.4 Captions; References. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to "Articles" and "Sections" are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to this entire Agreement and not to any particular provision or Section unless specifically indicated otherwise. The "or" when used in this Agreement in a sequence shall mean "and/or."

         Section 1.5 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

         Section 1.6 Knowledge. References in this Agreement or any other Loan Document to knowledge of Borrower or any Subsidiary of Borrower of events or circumstances shall be deemed to refer to events or circumstances of which a Responsible Officer has knowledge.


                                   ARTICLE II
                                CREDIT FACILITIES

         Section 2.1 Revolving Credit Facility. (a) Revolving Loans. Subject to and upon the terms, covenants and conditions of this Agreement, each Revolving Lender agrees to make Revolving Loans to Borrower in the manner set forth in
Section 2.4. The proceeds of the Revolving Loans shall be used by Borrower for general corporate purposes, including, without limitation, working capital and the acquisition of Acquired Businesses. Subject to and upon the terms, covenants, and conditions of this Section 2.1 and Article V, Borrower may borrow, repay, and reborrow Revolving Loans; provided that (i) each Revolving Loan must be made on a Business Day and no later than the Business Day immediately preceding the end of the Revolving Credit Period, (ii) each borrowing must be in an amount not less than the respective amounts provided for in Section 2.4, as applicable, and (iii) after giving effect to the borrowing, the aggregate outstanding principal balance of the Revolving Loans shall never exceed an amount equal to the Revolving Loan Total Commitment Amount, less the Letter of Credit Exposure, less the outstanding principal balance of the Swing Line Loans.

         (b) Letters of Credit. Subject to and upon the terms, covenants, and conditions of this Agreement, the Issuing Lender shall issue Letters of Credit for the account of Borrower on its behalf or on behalf of any of its Subsidiaries from time to time for any of the purposes for which Borrower can obtain a Revolving Loan; provided, that (i) each Letter of Credit shall be issued on a Business Day, (ii) after the issuance of any Letter of Credit, (A) the Letter of Credit Exposure, plus the aggregate outstanding principal balance of the Revolving Loans, plus the outstanding principal balance of the Swing Line Loans, must be less than or equal to the Revolving Loan Total Commitment Amount, and (B) the Letter of Credit Exposure shall not exceed $5,000,000.00, and (iii) when issued, such Letter of Credit must have an expiry date no later than the earlier of one (1) year after the issuance date thereof and four (4) Business Days prior to the Revolving Maturity Date. If the Agent issues any Letters of Credit with expiration dates that automatically extend unless the Agent gives notice that the expiration date will not so extend, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than four (4) Business Days before the Revolving Maturity Date, (ii) the Revolving Commitments shall have terminated pursuant to the terms hereof, (iii) a Default or an Event of Default has occurred and is continuing, or (iv) the Agent is so directed by Borrower.

         (c) Limitation. In no event shall any Revolving Lender be required to make any Revolving Loans or participate in Letters of Credit in excess of such Revolving Lender's Revolving Loan Percentage of any Revolving Loan or Letter of Credit requested by Borrower under this Section 2.1 or which, after giving effect to such Revolving Loan or issuance or extension of such Letter of Credit, would cause the aggregate amount of Revolving Loans owing to such Revolving Lender plus its Letter of Credit Exposure to exceed such Revolving Lender's Revolving Loan Commitment Amount.

         Section 2.2 Swing Line Facility.

         (a) Swing Line Loans. Subject to and upon the terms, covenants and conditions of this Agreement, the Swing Line Lender may, in its sole discretion, make advances from time to time to Borrower under the Swing Line Note in the manner set forth in Section 2.4. The proceeds of the Swing Ling Loans shall be used by Borrower for general corporate purposes. Subject to and upon the terms and conditions of this Section 2.2 and Article V, Borrower may borrow, repay, and reborrow under the Swing Line Note; provided that (i) each Swing Line Loan must be made on a Business Day and no later than the Business Day immediately preceding the end of the Revolving Credit Period, (ii) each borrowing must be in an amount not less than the respective amounts provided for in Section 2.4, as applicable, and (iii) the aggregate outstanding principal balance of the Swing Line Loans shall never exceed an amount equal to the lesser of (A) $5,000,000, and (B) the Revolving Loan Total Commitment Amount, less the Letter of Credit Exposure, less the outstanding principal balance of the Revolving Loans.

         (b) Reimbursement for Swing Line Loans. At any time (including, without limitation, in the event Borrower does not pay to the Swing Line Lender any amounts when due and payable to the Swing Line Lender hereunder and under the Swing Line Note or if any other Default or Event of Default is then continuing), in addition to any rights the Swing Line Lender may have under the Swing Line Note, the Swing Line Lender may, upon written notice to the Agent, request the making of a Revolving Loan under the Revolving Credit Facility in the principal amount of any amounts outstanding under the Swing Line Note. Upon such request, Borrower shall be deemed to have requested a Revolving Loan under the Revolving Credit Facility in the principal amount outstanding under the Swing Line Note, plus accrued and unpaid interest thereon, and the transfer of the proceeds thereof to the Swing Line Lender for application to the balance of the Swing Line Note. Such Revolving Loan shall be a Variable Rate Loan. The Agent shall promptly forward notice of such Revolving Loan to Borrower and the Revolving Lenders, and each Revolving Lender shall, in accordance with the procedures of
Section 2.4(c) and elsewhere in this Agreement, and notwithstanding the failure of any conditions precedent in Section 5.2, make available such Revolving Lender's Revolving Loan Percentage of such Revolving Loan to the Agent, and the Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender under the Swing Line Note. Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make any such requests for Revolving Loans on the Revolving Credit Facility on behalf of Borrower and the Revolving Lenders to pay their respective Revolving Loan Percentages of the Revolving Loan to the Agent for the benefit of the Swing Line Lender in satisfaction of such obligations. The Agent and each Revolving Lender may record and otherwise treat the making of such Revolving Loans under the Revolving Credit Facility as the making of a Revolving Loan to Borrower under this Agreement as if requested by Borrower. In the event any such Revolving Loan is not made, each Revolving Lender severally and not jointly agrees to purchase from the Swing Line Lender, and the Swing Line Lender hereby agrees to sell to each Revolving Lender, an undivided percentage participation interest, up to the extent of its Revolving Loan Commitment Amount, in the outstanding Swing Line Loan, in each case such that the principal amount of each Revolving Lender's Revolving Loans, Letter of Credit Exposure and/or participations in Swing Line Loans shall be in an amount equal to its Revolving Loan Percentage times the sum of the Revolving Principal Debt plus the Letters of Credit Exposure plus the outstanding principal amount of all Swing Line Loans. Nothing herein is intended to release Borrower's obligations under the Swing Line Note, but only to provide an additional method of payment therefor. The making of any Revolving Loan under this Section 2.2(b) shall not constitute a cure or waiver of any Default or Event of Default caused by Borrower's failure to comply with the provisions of this Agreement or the Swing Line Note. The Swing Line Lender may enforce its right to reimbursement from the Agent under this Section 2.2(b) from payments and other amounts received from time to time by the Agent for application to the Obligations (including, without limitation, from payments made on the Revolving Credit Facility and the liquidation of Collateral but excluding amounts to be applied to the Term Loan) prior to the payment of such amounts by the Agent to the Revolving Lenders, even if the reimbursement rights of the Swing Lender are enforced after the receipt of such amounts by the Agent.

         Section 2.3 Term Credit Facility. Subject to and upon the terms, covenants and conditions of this Agreement, the Term Lender agrees to lend to Borrower the principal amount of $50,000,000.00 on the Initial Borrowing Date, of which principal amount $25,000,000.00 will be Term Loan A and $25,000,000.00 will be Term Loan B. The proceeds of the Term Credit Facility shall be used by Borrower for general corporate purposes, including, without limitation, working capital and the acquisition of Acquired Businesses or the repayment of Debt or other obligations outstanding under the Prior Credit Agreement.

         Section 2.4 Method of Borrowing. Borrower shall be entitled to obtain Loans in the following manner:

         (a) Variable Rate Loans. In the case of Revolving Loans which are Variable Rate Loans, Borrower, through one of its Authorized Officers, shall give the Agent, prior to 11:00 a.m. (Houston, Texas time) on the date of any such proposed borrowing, an irrevocable Request for Advance, accompanied by any documents required by Article V. The aggregate amount of Revolving Loans which are Variable Rate Loans to be made on any funding date shall not be less than $200,000.00 or an integral multiple of $100,000.00 in excess thereof.

         (b) LIBOR Rate Loans. In the case of LIBOR Rate Loans, Borrower, through one of its Authorized Officers, shall give the Agent, prior to 11:00 a.m. (Houston, Texas time) at least three (3) Business Days prior to the proposed borrowing date, an irrevocable Request for Advance, accompanied by any documents required by Article V. LIBOR Rate Loans shall in all cases be subject to availability and to Section 2.4(e) and Article IV. The aggregate amount of LIBOR Rate Loans to be made on any funding date shall not be less than the lesser of (i) $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof, or (ii) the outstanding principal balance of all Revolving Loans.

         (c) Swing Line Loans. In the case of Swing Line Loans and subject to
Section 2.2, Borrower, through one of its Authorized Officers, shall give the Swing Line Lender, prior to 1:00 p.m. (Houston, Texas time) on the date of any such proposed borrowing, an irrevocable Request for Advance, accompanied by any documents required by Article V. The aggregate amount of Swing Line Loans to be made on any funding date shall not be less than $100,000.00 or an integral multiple of $50,000.00 in excess thereof.

         (d) Notice to the Revolving Lenders. Each borrowing of Revolving Loans shall be made ratably from the Revolving Lenders in proportion to their respective Revolving Loan Percentages (subject to the limitation of the Revolving Commitment of the Agent). The Agent shall promptly notify the Revolving Lenders of each notice received from Borrower pursuant to this Section
2.4 or Section 2.2(b), as the case may be, with respect to Revolving Loans. Each Revolving Lender shall, not later than 1:00 p.m. (Houston, Texas time) with respect to Variable Rate Loans and 12:00 noon (Houston, Texas time) with respect to LIBOR Rate Loans, on the date of any borrowing, deliver to the Agent, at its address set forth on Schedule I, an amount equal to such Revolving Lender's Revolving Loan Percentage (subject to the limitation of the Revolving Commitment of the Agent) of any such Revolving Loan in immediately available funds in accordance with the Agent's instructions. Prior to 2:00 p.m. (Houston, Texas time) on the date of any such borrowing, the Agent shall, subject to satisfaction of the conditions set forth in Article V, disburse the amounts made available to the Agent by the Revolving Lenders by (i) transferring such amounts by wire transfer pursuant to Borrower's instructions or (ii) in the absence of such instructions, crediting such amounts to the account of Borrower maintained with the Agent. No Lender shall be responsible to Borrower for any failure by another Lender to fund its portion of a borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a borrowing.

         (e) Conversions and Continuations of LIBOR Rate Loans. Subject to the other terms and conditions of this Agreement, upon delivery of a Rate Designation Notice by Borrower to the Agent prior to 11:00 a.m. (Houston, Texas time) at least three (3) Business Days prior to the effective date selected by Borrower in such notice, Borrower may convert Revolving Loans which are Variable Rate Loans into LIBOR Rate Loans for the Interest Period selected in such notice. Subject to the other terms and conditions of this Agreement, upon delivery of a Rate Designation Notice by Borrower to the Agent prior to 11:00 a.m. (Houston, Texas time) at least three Business Days prior to the applicable Interest Adjustment Date, Borrower may, on such Interest Adjustment Date, (i) convert all or any portion of Revolving Loans which are LIBOR Rate Loans subject to such Interest Adjustment Dates into Variable Rate Loans or (ii) continue the applicable LIBOR Rate Loans as LIBOR Rate Loans for the Interest Periods selected in such notice (with respect to Term Loan B subject to such Interest Adjustment Date, Borrower's election is limited to specifying the duration of the Interest Period in such notice).

         (f) Borrower's Notice. Borrower agrees that the Agent and each Lender may rely on any telephonic or facsimile notice given by any Person it in good faith believes is an Authorized Officer of Borrower without the necessity of independent investigation and that, if any notice of a borrowing or a continuation or conversion of a borrowing is given by telephone it shall be promptly confirmed in writing pursuant to a Request for Advance and that if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent or any Lender has acted in reliance thereon. If Borrower fails to make timely any election pursuant to Section 2.4(e) prior to any Interest Adjustment Date, the Revolving Loans which are LIBOR Rate Loans subject to such Interest Adjustment Date shall automatically convert to Variable Rate Loans on such Interest Adjustment Date and Term Loan B subject to such Interest Adjustment Date shall automatically be continued for an Interest Period having a duration of one (1) month, or if Borrower fails to give timely notice pursuant to Section 2.4(b) of a borrowing of Revolving Loans to pay outstanding Reimbursement Obligations on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation with funds not borrowed hereunder, Borrower shall be deemed to have requested the advance of a new borrowing of Revolving Loans which are Variable Rate Loans on such day in the amount of the Reimbursement Obligation then due, which borrowing shall be deemed to have been funded on such day to pay the Reimbursement Obligation then due, in each case so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to a Borrowing set forth in Article V.

         (g) Agent Reliance on Revolving Lender Funding. Unless the Agent shall have been notified by a Revolving Lender before the date on which such Revolving Lender is scheduled to make payment to the Agent of the proceeds of a Revolving Loan (which notice shall be effective upon receipt) that such Revolving Lender does not intend to make such payment, the Agent may assume that such Revolving Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to Borrower the proceeds of the Revolving Loan to be made by such Revolving Lender and, if any Revolving Lender has not in fact made such payment to the Agent, such Revolving Lender shall, on demand, pay to the Agent the amount made available to Borrower attributable to such Revolving Lender together with interest thereon for each day during the period commencing on the date such amount was made available to Borrower and ending on (but excluding) the date such Revolving Lender pays such amount to the Agent at a rate per annum equal to the interest rate attributable to the relevant Revolving Loan. If such amount is not received from such Revolving Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Revolving Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Revolving Loan. Nothing in this Section 2.4(g) shall be deemed to relieve any Revolving Lender from its obligations to fund its Revolving Commitment hereunder or to prejudice any rights which the Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.

         Section 2.5 Method of Issuing Letters of Credit;
                     Participations Therein; Payments Thereunder.

         (a) Issuance of Letters of Credit. Subject to the terms and conditions hereof, Borrower shall be entitled to have a Letter of Credit issued by Issuing Lender pursuant to Section 2.1(b) upon delivery of a Request for Advance by an Authorized Officer of Borrower to the Agent and Issuing Lender prior to 11:00 a.m. (Houston, Texas time) at least three (3) Business Days prior to the proposed issuance date (which must be a Business Day) selected by Borrower in such request, together with a completed and executed letter of credit application and agreement on the customary form of Issuing Lender then in effect (the "LOC APPLICATION"). In the event of a conflict between the provisions of the LOC Application and this Agreement, the provisions of this Agreement shall govern. The requested terms of such Letter of Credit shall be reasonably acceptable to Issuing Lender. Upon satisfaction of the applicable conditions precedent set forth in Article V and subject to the other terms and conditions of this Agreement, Issuing Lender shall issue such Letter of Credit on the proposed issuance date; provided that the Issuing Bank shall have no obligation to issue a Letter of Credit if it would violate any legal or regulatory restriction then applicable to the Issuing Bank or any Revolving Lender as notified by such Revolving Lender to the Issuing Bank before the date of issuance of such Letter of Credit.

         (b) Borrower's Reimbursement Obligations.

                  (i) Borrower hereby irrevocably and unconditionally agrees to reimburse the Issuing Bank, for the benefit of the Revolving Lenders, for each payment or disbursement made by the Issuing Bank to settle its obligations under any draft drawn under a Letter of Credit (each, a "REIMBURSEMENT OBLIGATION") within two (2) Business Days from when such draft is paid with either funds not borrowed hereunder or with a borrowing subject to Section 2.4 and the other terms and conditions contained in this Agreement. The Reimbursement Obligation shall bear interest (which Borrower hereby promises to pay) from and after the date such draft is paid until (but excluding the date) the Reimbursement Obligation is paid at the lesser of the Maximum Lawful Rate or the Variable Rate applicable to Revolving Loans so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in Section 3.3(b), whether or not the Revolving Maturity Date shall have occurred. If any such payment or disbursement is reimbursed to the Issuing Bank on the date such payment or disbursement is made by the Issuing Bank, interest shall be paid on the reimbursable amount for one (1) day. The Issuing Bank shall give Borrower notice of any drawing on a Letter of Credit within one (1) Business Day after such drawing is paid.

                  (ii) Borrower agrees for the benefit of the Issuing Bank and each Revolving Lender that, notwithstanding any provision of any LOC Application, the obligations of Borrower under this Section 2.5(b) and each applicable LOC

         Application shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement and each applicable LOC Application under all circumstances whatsoever INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED UPON THE ISSUING BANK'S OR ANY REVOLVING LENDER'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE (other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank or any Revolving Lender), including, without limitation, the following circumstances (subject in all cases to the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank or any Revolving Lender):

                               (1) any lack of validity or enforceability of any
                  of the LOC Documents;

                               (2) any amendment or waiver of or any consent to
                  depart from all or any of the provisions of any of the LOC Documents;

                               (3) the existence of any claim, setoff, defense
                  or other right Borrower or any Subsidiary may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Issuing Bank, any Revolving Lender or any other Person, whether in connection with this Agreement, another LOC Document or any unrelated transaction;

                               (4) any statement or any other document presented
                  under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that the Issuing Bank's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Issuing Bank;

                               (5) payment by the Issuing Bank under a Letter of
                  Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Issuing Bank's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Issuing Bank; or

                               (6) any other act or omission to act or delay of
                  any kind by the Issuing Bank, any Revolving Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.5(b), constitute a legal or equitable discharge of Borrower's obligations hereunder or under any LOC Document, provided that such act or omission of the Issuing Bank did not constitute gross negligence or willful misconduct of the Issuing Bank or any Revolving Lender.

         (c) The Participating Interests. Each Revolving Lender severally and not jointly agrees to purchase from the Issuing Bank, and the Issuing Bank hereby agrees to sell to each Revolving Lender, an undivided percentage participating interest, to the extent of its Revolving Loan Percentage, in each Letter of Credit issued by, and Reimbursement Obligation owed to, the Issuing Bank in connection with a Letter of Credit. Upon any failure by Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Sections 2.5(b), or if the Issuing Bank is required at any time to return to Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Issuing Bank shall promptly give notice of same to each Revolving Lender, and the Issuing Bank shall have the right to require each Revolving Lender to fund its participation in such Reimbursement Obligation. Each Revolving Lender (except the Issuing Bank to the extent it is also a Revolving Lender) shall pay to the Issuing Bank an amount equal to each Revolving Lender's Revolving Loan Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Issuing Bank to such effect, if such notice is received before 2:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Revolving Lender fails to pay timely such amount to the Issuing Bank, it shall also pay to the Issuing Bank interest on such amount accrued from the date payment of such amount was made by the Issuing Bank to the date of such payment by the Revolving Lender at a rate per annum equal to the Federal Funds Rate in effect for each such day, and only after such payment shall such Revolving Lender be entitled to receive its Revolving Loan Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. If any such Revolving Lender fails to pay such amount to the Issuing Bank, any payments made by Borrower with respect to the relevant Reimbursement Obligation shall first be applied by the Issuing Bank to the unfunded participation in such Reimbursement Obligation before any other Revolving Lenders receive any payments or proceeds. The Issuing Bank will thereafter pay each Revolving Lender its Revolving Loan Percentage of each payment received by it relating to that for which such Revolving Lender has funded its Revolving Loan Percentage, from the date of funding. THE SEVERAL OBLIGATIONS OF THE REVOLVING LENDERS TO THE ISSUING BANK UNDER THIS SECTION 2.5(C) SHALL BE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES WHATSOEVER AND SHALL NOT BE SUBJECT TO ANY SETOFF, COUNTERCLAIM OR DEFENSE TO PAYMENT ANY REVOLVING LENDER MAY HAVE OR HAVE HAD AGAINST BORROWER, THE ISSUING BANK, ANY OTHER REVOLVING LENDER OR ANY OTHER PERSON WHATSOEVER INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED ON THE FAILURE OF THE DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT TO CONFORM TO THE TERMS OF SUCH LETTER OF CREDIT OR THE LEGALITY, VALIDITY, REGULARITY OR ENFORCEABILITY OF SUCH LETTER OF CREDIT AND INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM THE

ISSUING BANK'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Revolving Commitment of a Revolving Lender, and each payment by a Revolving Lender under Section 2.5 shall be made without any offset, abatement, withholding or reduction whatsoever.

         Section 2.6 Fees. (a) Revolving Commitment Fee. Borrower agrees to pay to the Agent for the account of each Revolving Lender (ratably in accordance with their respective Revolving Loan Percentages) a non-refundable Revolving Commitment Fee (the "REVOLVING COMMITMENT FEE") on such Revolving Lender's Revolving Loan Percentage of the average daily Available Revolving Commitment during the Revolving Credit Period at the Revolving Commitment Fee Rate in effect from time to time, calculated on the basis of a 360-day year for the actual number of days elapsed, payable in arrears on the first Business Day of each calendar quarter, commencing October 1, 1998, with a final payment of such Revolving Commitment Fee being due and payable on the last day of the Revolving Credit Period.

         (b) Letter of Credit Fees. Commencing upon the date of issuance or extension of any Letter of Credit, Borrower shall pay to the Agent quarterly in arrears (pro rated, if necessary for any portion of such quarter) for the ratable account of the Revolving Lenders a non-refundable fee equal to the greater of (x) $750.00 per year, or (y) the face amount of such Letter of Credit times the LIBOR Margin for LIBOR Rate Loans, calculated on the basis of a 360-day year and actual days in the period and based on the then scheduled expiry date of the Letter of Credit. Thereafter, such fees shall be payable by Borrower in arrears on the last Business Day of each calendar quarter of each year commencing with the next succeeding calendar quarter, with the last such payment on the date any such Letter of Credit expires. In addition, Borrower shall pay to the Agent solely for the Agent's account, in connection with each Letter of Credit, reasonable administrative and amendment fees and expenses for letters of credit established by the Agent from time to time in accordance with its customary practices and as agreed between the Agent and Borrower and a fronting fee equal to one-eighth of one percent of the face amount of each Letter of Credit.

         (c) Other Fees. Borrower shall pay to the Agent, the Arranger, and each Lender the fees agreed to pursuant to the Fee Letters, and any other fees from time to time agreed to by Borrower and the Agent.

         Section 2.7 Margin and Fee Rate Adjustments. If on a Reset Date the Consolidated Funded Debt to Consolidated Pro Forma EBITDA Ratio, as reflected in the compliance certificate delivered pursuant to Section 7.1(c), changes from one range to another in column A of Schedule II, then from and including such Reset Date to but not including the next Reset Date to occur, the Base Rate Margin, the LIBOR Rate Margin, and Revolving Commitment Fee Rate shall change accordingly and be the applicable per annum percentages set forth in columns C, B, and D, respectively, of Schedule II.


                                   ARTICLE III
                           TERMS OF CREDIT FACILITIES

         Section 3.1 Notes. (a) Revolving Loans. The Revolving Loans shall be evidenced by the Revolving Notes. Each Revolving Lender (including, without limitation, any Revolving Lender which makes a Revolving Loan after the Closing
Date) shall receive an original executed Revolving Note in a principal face amount equal to such Revolving Lender's Revolving Loan Commitment Amount.

         (b) Swing Line Loans. The Swing Line Loans shall be evidenced by the Swing Line Note.

         (c) Term Loan. Term Loan A and Term Loan B shall be evidenced by the applicable Term Notes.

         Section 3.2 Loan Payments and Maturity.

         (a) Revolving Loans and Swing Line Loans. Interest on the Revolving Loans and the Swing Line Loans shall be due and payable as it accrues (i) with respect to the portion of the Revolving Loans which are Variable Rate Loans and with respect to Swing Line Loans, on the first Business Day of each calendar quarter, commencing on the first Business Day of October 1998, and continuing on the first Business Day of each successive January, April, July, and October thereafter, and (ii) with respect to the portion of the Revolving Loans which are LIBOR Rate Loans, on the Interest Adjustment Date of each LIBOR Rate Loan and, if applicable, 90 days after the commencement of a LIBOR Rate Loan if that date is prior to the Interest Adjustment Date for the LIBOR Rate Loan, in each case until the Revolving Maturity Date. All outstanding principal of the Revolving Notes and the Swing Line Note, together with all accrued and unpaid interest thereon and other amounts owed with respect thereto, shall be due and payable in full on the earlier to occur of (i) the Revolving Maturity Date or
(ii) the date on which the Revolving Loans and the Swing Line Loans become due and payable pursuant to Section 9.2.

         (b) Term Loan. Interest on Term Loan A shall be due and payable as it accrues on the first Business Day of each calendar quarter, commencing on the first Business Day of October, 1998, and continuing on the first Business Day of each successive January, April, July, and October thereafter. Interest on Term Loan B shall be due and payable on each Interest Adjustment Date and if applicable, 90 days after the commencement of the Interest Period to which the Interest Adjustment Date relates if that date is prior to that Interest Adjustment Date. In addition to interest then due, beginning on the first Business Day of April, 2000, and continuing on the first Business Day of each successive July, October, January and April thereafter until the Term Maturity Date, equal quarterly installments of principal, in the amount of $3,571,428.57, each, shall be due and payable and applied pro rata among Term Loan A and Term Loan B. All outstanding principal of each Term Note, together with accrued and unpaid interest thereon and other amounts owed with respect thereto, shall be due and payable on the earlier to occur of (i) the Term Maturity Date, or (ii) the date on which the Term Loan becomes due and payable pursuant to the Section 9.2.

         Section 3.3 Interest Rates.

         (a) Prior to Default. Subject to the other terms and conditions hereof,
(i) interest on the principal balance of the Revolving Loans shall accrue at a rate per annum equal to the lesser of (x) at Borrower's option, the Variable Rate or the Adjusted LIBOR Rate or (y) the Maximum Lawful Rate; (ii) interest on the principal balance of the Swing Line Loans shall accrue at a rate per annum equal to the lesser of (x) the Variable Rate or (y) the Maximum Lawful Rate; and
(iii) (1) interest on $25,000,000.00 of the original principal balance of the Term Loan (being Term Loan A hereunder) shall accrue at the lesser of (x) the Fixed Rate or (y) the Maximum Lawful Rate, and (2) interest on the remaining $25,000,000.00 of the original principal portion of the Term Loan (being Term Loan B hereunder) shall accrue at a rate per annum equal to the lesser of (x) the Adjusted LIBOR Rate or (y) the Maximum Lawful Rate. If at any time, however, the stated interest rate of any Variable Rate Loan or LIBOR Rate Loan exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Base Rate or LIBOR Rate, as applicable, shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on such Loan equals the amount of interest which would have accrued thereon if the Base Rate or LIBOR Rate, as applicable, had at all times been in effect.

         (b) Post-Default. Subject to the other terms and conditions hereof, after the occurrence and during the continuation of an Event of Default, all Loans shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) from the date of such Event of Default until such Loan is paid in full, payable on demand, at a rate per annum equal to:

                  (i) for any Variable Rate Loan, the lesser of (i) the Maximum Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Variable Rate applicable thereto from time to time in effect (but not less than the Variable Rate applicable thereto in effect at maturity);

                  (ii) for any LIBOR Rate Loan, the lesser of (i) the Maximum Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent

         (2%) per annum plus the Variable Rate applicable to Revolving Loans from time to time in effect (but not less than the Variable Rate applicable to Revolving Loans in effect at maturity);

                  (iii) for any unpaid Reimbursement Obligations, the lesser of
         (i) the Maximum Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Variable Rate applicable to Revolving Loans from time to time in effect (but not less than the Variable Rate applicable to Revolving Loans in effect at maturity); and

                  (iv) for Term Loan A, the lesser of (i) the Maximum Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Fixed Rate.

 Any past due principal of and, to the extent permitted by law, past due interest on the Notes shall bear interest, payable as it accrues on demand, at the applicable default rate, until the Notes are paid in full or the Event of Default has been cured or waived by the Required Lenders. Without limiting the foregoing, the interest on such past due amounts shall continue to accrue at the applicable default rate after the entry of a judgment with respect to any of the Notes, except as otherwise provided by applicable law.

         (c) Computation. Interest on Variable Rate Loans and Swing Line Loans shall be computed on the basis of a 365/366-day year and interest on LIBOR Rate Loans shall be computed based on the basis of a 360-day year, for the actual days elapsed, and interest on Term Loan A shall be computed on the basis of 30 day months in a 360 day year, subject in all events to the provisions hereof limiting interest to the Maximum Lawful Rate.

         (d) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder and such determination shall be conclusive and binding except in the case of the Agent's manifest error or willful misconduct. The Agent shall give prompt telephonic, telex or facsimile notice to Borrower and each affected Lender of the interest rate applicable to each Loan or Reimbursement Obligation (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

         Section 3.4 Optional and Mandatory Prepayments of Loans;
                     Optional Reductions of Revolving Commitments.

         (a) Optional Prepayments. At any time and from time to time, Borrower may (i) upon notice from Borrower to the Agent prior to 11:00 a.m. (Houston time) with respect to Variable Rate Loans and 1:00 p.m. (Houston time) with respect to Swing Line Loans on the date any prepayment is to be made on Variable Rate Loans or on Swing Line Loans, as the case may be, and (ii) upon notice from Borrower to the Agent prior to 11:00 a.m. (Houston, Texas time), at least five (5) Business Days prior to the date on which prepayment is to be made on any Revolving Loans which are LIBOR Rate Loans or the Term Loan, voluntarily prepay outstanding Loans, in whole or in part; provided, that each such partial payment must be in a minimum amount of at least $200,000.00 with respect to Revolving Loans, $100,000.00 with respect to Swing Line Loans and $5,000,000.00 with respect to the Term Loan; provided further that if the prepayment causes the balance of a particular tranche related to a LIBOR Rate Loan to be less than $1,000,000.00, Borrower shall pay the entire amount of that tranche. Each such optional prepayment of Loans shall be applied in accordance with Section 3.7. All prepayments of Loans shall be accompanied by accrued interest thereon, together with any applicable breakage fees and funding losses pursuant to Article IV. Any optional prepayments of the Revolving Loans or the Swing Line Loans may be made without premium or penalty. Any optional prepayment of Term Loan B on or before December 31, 1998, shall be accompanied by a prepayment fee equal to 0.25% of the principal amount thereof prepaid and after such date, any such LIBOR Rate Loan may be prepaid without premium or penalty. Any optional prepayment on Term Loan A shall be accompanied by the Make-Whole Amount, if any, provided, however, that 0% shall be used in lieu of 3.5% (in the second clause of the definition of Reinvestment Yield) in determining the Reinvestment Yield for any optional prepayment on Term Loan A during the period of twelve (12) calendar months following the Closing Date. Unless otherwise directed by Borrower, optional prepayments of the Term Loan shall be applied in inverse order of maturity first to the principal balance of Term Loan B (until Term Loan B is paid in full) and then applied to the principal balance of Term Loan A. Amounts prepaid on the Term Loan may not be reborrowed. Optional prepayments of the Revolving Loans shall first be applied to the Revolving Loans, then to any unpaid Reimbursement Obligations. Borrower may direct the application of any optional or mandatory prepayment of Revolving Loans to Variable Rate Loans or LIBOR Rate Loans subject to the other terms and conditions hereof.

         (b) Mandatory Prepayments. If the Revolving Principal Debt, plus the Letter of Credit Exposure, plus the outstanding principal balance of the Swing Line Loans shall at any time for any reason ever exceed the Revolving Loan Total Commitment Amount, Borrower shall, immediately and without notice or demand, make a mandatory prepayment of the Revolving Loans in at least the amount of such excess to the Agent for the ratable benefit of the Revolving Lenders as a prepayment of the Revolving Loans or any unpaid Reimbursement Obligations and, if all Revolving Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of Section 9.3. Any mandatory prepayment of Revolving Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 3.4(a), but immediately upon determining the need to make any such prepayment, Borrower shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Revolving Loans prepaid and any applicable breakage fees and funding losses pursuant to Article IV.

         (c) Optional Reductions of Revolving Commitments. Borrower shall have the right on at least five (5) Business Days' notice to the Agent to terminate in whole or, from time to time, reduce ratably in part the Revolving Commitments; provided, (i) that each partial reduction of the Revolving Commitments shall be in an aggregate amount equal to the lesser of (x) $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof or (y) all of the Revolving Commitments; (ii) the Revolving Commitments may not be reduced to an amount less than the Revolving Principal Debt plus the Letter of Credit Exposure plus the outstanding principal amount of the Swing Line Loans unless accompanied by a mandatory prepayment pursuant to Section 3.4(b); and
(iii) any such reduction shall be allocated ratably among the Revolving Lenders in proportion to their respective Revolving Commitments. Once any portion of the Revolving Commitments has been reduced pursuant to this Section 3.4(c), it may not be reinstated. Upon receipt of any such notice, the Agent shall promptly notify each Lender of the contents thereof and the amount to which each Revolving Lender's Revolving Loan Commitment Amount is to be reduced.

         Section 3.5 Schedules on Notes. Each Lender is hereby authorized to record the date and amount of each Loan made under its Note and the date and amount of each payment of principal thereon and to attach any such recording as a schedule to such Note, whereupon such schedule shall constitute a part of such Note for all purposes. Any such recording shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the absence or inaccuracy of any such schedule or notation thereon shall not limit or otherwise affect the liability of Borrower for the repayment of all amounts outstanding under such Note, together with accrued interest thereon.

         Section 3.6 General Provisions as to Payments. Borrower shall make each payment of principal and interest on the Notes and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Houston, Texas time) on the date when due, in federal or other funds immediately available in Houston, Texas, to the Agent at the Agent's address for payments set forth on Schedule I. The Agent will promptly (and if such payment is received by the Agent by 12:00 noon (Houston, Texas time) and otherwise if reasonably possible, on the same Business Day, and in any event not later than the next Business Day after receipt of such payment) distribute to each Lender such Lender's pro rata share of each such payment received by the Agent for the account of such Lender (except that payments received by the Agent on the Swing Line Note shall only be paid to the Swing Line Lender and any payments received by the Agent on the Term Note shall only be paid to the Term Lender). For purposes of calculating accrued interest on the Notes, any payment received by the Agent as aforesaid by 12:00 noon (Houston, Texas time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next succeeding Business Day after receipt by the Agent. Whenever any payment of principal or interest on the Notes, or any fees under the Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then due and payable.

         Section 3.7 Application of Payments. Subject to Sections 9.9 and 10.8 and any other provisions of the Loan Documents or other agreements among all the Lenders providing for the application of payments made hereunder in another manner, (a) all payments made by Borrower on the Revolving Loans shall be ratably paid to the Revolving Lenders in accordance with their respective Revolving Loan Percentages, after giving effect to Revolving Loans made under
Section 2.2(b), (b) all payments made by Borrower on the Swing Line Note shall be made to the Swing Line Lender and (c) all payments made by Borrower on the Term Note shall be made to the Term Lender. Except as to principal payments made pursuant to Section 3.4(a) or 3.4(b) and as otherwise specifically provided in this Agreement or in any other Loan Document, all payments and prepayments on the Notes shall be applied first to any applicable breakage fees and funding losses pursuant to Article IV, then to any prepayment penalty and the Make-Whole Amount, if any, then to accrued but unpaid interest and then to the principal outstanding thereunder; provided, however, with respect to the Revolving Notes, unless otherwise designated by Borrower or required by law, all payments and prepayments applied to principal of the Revolving Notes shall be applied first to Variable Rate Loans and then to LIBOR Rate Loans, and with respect to the Term Note, unless otherwise directed by Borrower, all payments applied to principal of the Term Note shall be applied first to Term Loan B and then to Term Loan A.


                                   ARTICLE IV
                             CHANGE IN CIRCUMSTANCES

         Section 4.1   Increased Cost and Reduced Return.

                  (a)  If, after the Closing Date, any Regulatory Change:

                       (i) shall subject any Lender of that type (or its
                  Applicable Lending Office), including the Issuing Lender in its capacity as the issuer of Letters of Credit, to any Tax, duty, or other charge with respect to any Loan, Letter of Credit or Reimbursement Obligation, its Note, or its obligation to make Loans, issue Letters of Credit or to participate therein (other than any Excluded Tax), or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or related to its Note or any Letter of Credit or in respect of any Loans (other than Excluded Taxes);

                               (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than the LIBOR Reserve Requirement) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, any Lender of that type (or its Applicable Lending Office); or

                               (iii) shall impose on any Lender of that type (or
                  its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments in respect of Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note or with respect to any Letters of Credit or Loans, then Borrower shall pay to such Lender within five (5) Business Days after demand therefor, such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 4.1(a), Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or continue LIBOR Rate Loans, or, to the extent applicable, convert Variable Rate Loans into LIBOR Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) Without duplication of a Regulatory Change referred to in Section 4.1(a), if, after the date hereof, any Lender shall have determined that any Regulatory Change regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time within five (5) Business Days after demand therefor, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify Borrower and The Agent of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section and will designate a different

Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this
Section 4.1 shall furnish to Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 4.2 Limitation on LIBOR Rate Loans. If on or prior to the first day any Interest Period for any LIBOR Rate Loan:

         (a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

         (b) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Agent that the LIBOR Rate will not adequately and fairly reflect the cost to the Lenders of funding LIBOR Rate Loans for such Interest Period;

then the Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Rate Loans, continue LIBOR Rate Loans, or, to the extent applicable, to convert Variable Rate Loans into LIBOR Rate Loans, and Borrower shall on the last day(s) of the then current Interest Period for the outstanding LIBOR Rate Loans, either repay such LIBOR Rate Loans or convert such LIBOR Rate Loans into Variable Rate Loans in accordance with the terms of this Agreement.

         Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund LIBOR Rate Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's 's obligation to make or continue LIBOR Rate Loans and, to the extent applicable, convert Variable Rate Loans into LIBOR Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund LIBOR Rate Loans (in which case the provisions of Section 4.4 shall be applicable).

         Section 4.4 Treatment of Affected Loans. If the obligation of any Lender to make a LIBOR Rate Loan or to continue, or, to the extent applicable, convert Variable Rate Loans into LIBOR Rate Loans shall be suspended pursuant to Sections 4.1 or 4.3, such Lender's LIBOR Rate Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period for LIBOR Rate Loans (or, in the case of a conversion required by Section 4.3, on such earlier date as such Lender may specify to Borrower with a copy to the Agent) and, unless


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



and until such Lender gives notice as provided below that the circumstances specified in Sections 4.1 or 4.3 that gave rise to such conversion no longer exist:

         (a) to the extent that such Lender's 's LIBOR Rate Loans have been so converted, all payments and prepayments of principal and interest that would otherwise be applied to such Lender's LIBOR Rate Loans shall be applied instead to its Variable Rate Loans; and

         (b) all Loans that would otherwise be made or continued by such Lender as LIBOR Rate Loans shall be made or continued instead as Variable Rate Loans, and all Variable Rate Loans of such Lender that would otherwise be converted into LIBOR Rate Loans shall remain as Variable Rate Loans.

If such Lender gives notice to Borrower (with a copy to the Agent) that the circumstances specified in Sections 4.1 or 4.3 that gave rise to the conversion of such Lender's Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) such Lender's Variable Rate Loans shall be automatically converted to a LIBOR Rate Loan, provided that with respect to a Revolving Lender, if LIBOR Rate Loans by other Revolving Lenders are outstanding, such Lender's Variable Rate Loans shall instead be automatically converted on the first day(s) of the next succeeding Interest Period for such outstanding LIBOR Rate Loans, to the extent necessary so that, after giving effect thereto, all LIBOR Rate Loans made by all Revolving Lenders are made pro rata (as to principal amounts and Interest Periods) in accordance with their respective Revolving Loan Percentages.

         Section 4.5 Compensation. Within five (5) Business Days of any request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

         (a) any payment, prepayment, or conversion of a LIBOR Rate Loan for any reason (including, without limitation, the acceleration of any Note pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Articles III, IV and V to be satisfied) to borrow, convert, continue, or prepay a LIBOR Rate Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

         Section 4.6 Taxes. (a) Any and all payments by Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to the Agent, at its address referred to in Schedule I, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies (other than those constituting Taxes and Excluded Taxes) which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) BORROWER AGREES TO INDEMNIFY EACH LENDER, THE AGENT AND THE DOCUMENTATION AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 4.6) PAID BY SUCH LENDER OR THE AGENT OR THE DOCUMENTATION AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, EXCEPT THAT THE FOREGOING SHALL NOT COVER TAXES AND OTHER TAXES PAID AS A DIRECT RESULT OF THE AGENT'S, THE DOCUMENTATION AGENT'S OR ANY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, shall provide Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempt withholding tax on payments of interest or other amounts payable to such Lender under this Agreement or any other Loan Document or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from withholding tax on payments pursuant to this Agreement or any of the other Loan Documents. Each such foreign Lender shall (but only so long as such Lender remains lawfully able to do so) from time to time if requested by Borrower or the Agent, and in any event at all times required by applicable law) provide to Borrower and the Agent the above-referenced forms (or any successor forms) evidencing or otherwise entitling such Lender to an exemption from withholding or a reduced rate of withholding tax on payments to it under this Agreement or any other Loan Document. If any such foreign Lender shall no longer be entitled to a full exemption from withholding tax in respect of this Agreement and the other Loan Documents as the result of any change in such Lender, it will immediately so notify Borrower and the Agent of such fact.

         (e) For any period with respect to which a Lender has failed to provide Borrower and the Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Sections 4.6(c); provided, however, that should a Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request (but at such Lender's expense) to assist such Lender to recover such Taxes.

         (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes under this Section 4.6, Borrower shall furnish to the Agent the original or a certified copy of a receipt or other evidence of such payment.

         (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 4.6 shall survive the termination of this Agreement and the payment in full of the Notes.


                                    ARTICLE V
                              CONDITIONS TO FUNDING

         Section 5.1 Conditions to Initial Loans and Letters of Credit. The obligation of each Lender to fund its initial Loan or the Issuing Lender to issue the initial Letter of Credit is subject to the following conditions precedent, all in form and substance satisfactory to the Agent, the Documentation Agent and all the Lenders on or prior to the Initial Borrowing
Date:

         (a) The Agent shall have received:

                               (i) Agreement. This Agreement executed by all the parties hereto;

                               (ii)  Notes. The duly executed Notes of the
                  Borrower;

                               (iii) Fees. All fees and other amounts required
                  to be paid by Borrower pursuant to the Fee Letters and this Agreement on or prior to the Closing Date;

                               (iv) Guaranties. A Subsidiary Guaranty duly
                  executed by each Subsidiary of Borrower;

                               (v) Stock Pledges. Stock Pledges duly executed by
                  each of the holders of the outstanding stock of each Subsidiary of Borrower, together with the original stock certificates of all such companies, and all stock powers, financing statements, form U-1s, and other documents, agreements, and instruments required by the Agent in connection with the pledge of such stock, in each case not previously delivered to the Agent under the Prior Credit Agreement;

                               (vi) Security Agreements. Security Agreements
                  executed and delivered by each Subsidiary of Borrower, together with all financing statements and other documents, agreements and instruments required by the Agent in connection therewith;

                               (vii) Organizational Chart.  A current
                  organizational chart of Borrower and its Subsidiaries;

                               (viii) Opinion of Counsel. One or more opinions
                  of counsel for Borrower (which may include opinions of Borrower's general counsel), opining as to the existence of Borrower and such Subsidiaries, the enforceability of each of the Loan Documents to which they are a party and such other matters as the Agent may reasonably request;

                               (ix) Certificate of Officers of Borrower and
                  Guarantors. All resolutions (and certificates as to the authenticity thereof) and evidence the Agent may reasonably request relating to the formation, existence and good standing of Borrower and each Subsidiary of Borrower, corporate authority for the execution and validity of this Agreement and the other Loan Documents executed and delivered by the Borrower and its Subsidiaries on or prior to the Initial Borrowing Date and any other matters relevant to this Agreement;

                               (x) Debt Schedule.  A schedule of all Debt of
                  Borrower and its Subsidiaries outstanding on the Closing Date;

                               (xi) Compliance Certificate. A duly executed
                  compliance certificate as of the fiscal quarter ended March 31, 1998, in the form referred to in Section 7.1(c), dated as of the Closing Date;

                               (xii) Consents. Certified copies of all documents
                  evidencing any necessary consents and governmental approvals taken or obtained by Borrower and the Guarantors with respect to the Loan Documents;

                               (xiii) Financial Condition Certificate. A
                  certificate of the chief financial officer of Borrower in substantially the form of Exhibit J; and

                               (ix) Other Documents.  Such other documents,
                  instruments, certificates and information as may be reasonably requested by the Lenders; and

         (b) All legal matters incident to the execution and delivery of the Loan Documents shall be satisfactory to the Agent, the Documentation Agent and the Lenders.

         Section 5.2 Conditions to All Loans and Letters of Credit. The obligation of each Lender to fund any Loan or of the Agent to issue, increase the amount of or extend the expiry date of a Letter of Credit (including, without limitation, the initial Loans and Letters of Credit, but excluding the Revolving Loans to be made as required by Section 2.2(b)) is subject to the satisfaction of the following conditions and precedent:

         (a) Notices. Timely receipt by the Agent of a Request for Advance and, to the extent applicable, a fully completed LOC Application and such other information relating to the requested Letter of Credit as Issuing Lender may reasonably request;

         (b) No Material Adverse Change. No Material Adverse Change shall have occurred and be continuing;

         (c) No Default. Immediately before and after giving effect to such Loan and the application of the proceeds thereof or such Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

         (d) Representations and Warranties True and Correct. Each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or Letter of Credit, after giving effect to the requested Loan or Letter of Credit (and the transactions related thereto), except that all representations and warranties that speak as of a particular date shall only be required on the date of each such Loan or Letter of Credit to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date;

         (e) Regulation U; Other Laws. The borrowings to be made by Borrower shall not result in either Borrower, the Agent or any Lender being in non-compliance with or in violation of Regulation U of the Board of Governors of the Federal Reserve System and shall not be prohibited by any other legal requirement (including Regulations T and X of the Board of Governors of the Federal Reserve System) imposed by the banking laws of the United States of America, and shall not otherwise subject the Agent or any Lender to a penalty or other onerous conditions under or pursuant to any legal requirement; and

         (f) Acquired Business Information. If such Loan is to be made to enable Borrower to acquire an Acquired Business, such other information and documentation as is required pursuant to Section 7.12.

Each request for the advance of a borrowing and each request for the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date of such borrowing, or issuance of, increase in the amount of, or extension of the expiry date of, such Letter of Credit that all conditions precedent to such borrowing have been satisfied or fulfilled unless Borrower gives to the Agent written notice to the contrary, in which case no Lender shall be required to fund such Loan and the Agent shall not be required to issue, increase the amount of or extend the expiry date of such Letter of Credit unless the Required Lenders shall have previously waived in writing such non-compliance. In the event an Event of Default shall have occurred and be continuing, Borrower may not convert any Variable Rate Loan into a LIBOR Rate Loan or continue any LIBOR Rate Loan and may only convert or continue any LIBOR Rate Loan into or as a Variable Rate Loan in accordance with Section 2.4(e) hereof and subject to the applicability of the provisions of Section 3.3(b) regarding default rates of interest, and in such case, any LIBOR Rate Loan which has not been accelerated pursuant to the terms hereof shall automatically convert into a Variable Rate Loan at the end of the applicable Interest Period unless prior to such time, any such Event of Default shall have been cured or waived pursuant to the terms hereof. In the event a Default shall have occurred and be continuing, the Borrower may only convert any Variable Rate Loan or continue any LIBOR Rate Loan into a LIBOR Rate Loan with a one (1) month Interest Period.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to the Agent, the Documentation Agent and each Lender that:

         Section 6.1 Existence and Power of Borrower. Borrower is a corporation duly created, validly existing, and in good standing under the laws of the State of Delaware. Each of Borrower and its Subsidiaries has all corporate (or comparable power, in the case of a Subsidiary that is not a corporation) powers to own the property and assets it uses in its business and otherwise to carry on its business as now conducted and as contemplated to be conducted. Borrower owns no Capital Stock, directly or indirectly, in any Entity which is not a Subsidiary of Borrower. All of Borrower's direct and indirect Subsidiaries, as of the Closing Date, are listed on Schedule 6.1. Each of the Subsidiaries listed on Schedule 6.1 as being inactive as of the Closing Date: has never conducted any business activities; is currently inactive; has no employer identification number assigned to it; and was incorporated solely for the purpose of preserving the American Residential or American Mechanical name in the state of its incorporation.

         Section 6.2 Subsidiaries. All direct and indirect Subsidiaries of Borrower have executed or will execute (in the event a Subsidiary is formed or acquired after the Closing Date) a Subsidiary Guaranty and Security Agreement and caused its Capital Stock to be pledged and delivered to Agent in accordance with the terms of this Agreement, and with respect to such Subsidiary, Borrower has satisfied or will otherwise fully satisfy the other terms and requirements of Section 7.12 if the Subsidiary is an Acquired Business and Section 7.14 if the Subsidiary has been formed after the Closing Date.

         Section 6.3 Authorization; Contravention. The execution, delivery and performance by Borrower of this Agreement, the Notes, and the other Loan Documents constituting executory contracts to which Borrower is a party are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Charter Documents of Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or (other than pursuant to the Loan Documents) result in the creation or imposition of any Lien on any asset of Borrower. The execution, delivery, and performance by each Subsidiary of Borrower of the Subsidiary Guaranty and the other Loan Documents constituting executory contracts to which that Subsidiary is a party are within that Subsidiary's corporate or comparable powers, have been duly authorized by all necessary corporate or comparable action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Charter Documents of that Subsidiary or of any material agreement, judgment, injunction, order, decree or other instrument binding upon that Subsidiary or (other than pursuant to the Loan Documents) result in the creation or imposition of any Lien on any asset of that Subsidiary.

         Section 6.4 Enforceable Obligations. This Agreement, the Notes, the Requests for Advance, the LOC Applications and the other Loan Documents constituting executory contracts to which Borrower is a party each will constitute, when executed and delivered by Borrower, a valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally and (b) the application of general equitable principles. The Subsidiary Guaranty and the other Loan Documents constituting executory contracts to which any Subsidiary of Borrower is a party each will constitute, when executed and delivered by that Subsidiary, a valid and binding agreement of that Subsidiary, enforceable against that Subsidiary in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, or similar laws affecting creditors' rights generally and (b) the application of general equitable principles. Each of Borrower and the Guarantors has duly executed and delivered each such Loan Document to which it is a party.

         Section 6.5 Financial Information.

         (a) The Current Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial positions of Borrower and its Subsidiaries at the respective dates and the consolidated results of their operations and their consolidated and consolidating cash flows for the respective periods set forth therein, subject, with respect to the Current Financial Statements referred to in clause (a) of the definition of "Current Financial Statements" and the Current Financial Statements delivered pursuant to Section 7.1(b), to year-end adjustments. As of the Closing Date, Borrower and its Subsidiaries have no material contingent liabilities or Debt other than those disclosed in the Current Financial Statements or the notes thereto.

         (b) No Default or Event of Default exists.

         (c) Since March 31, 1998, there has been no Material Adverse Change that is continuing; and, there exists no condition, event or occurrence that (either individually or collectively) could reasonably be expected to result in a Material Adverse Change.

         Section 6.6 Litigation. There is no action, suit, or proceeding pending against or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries, before any court or arbitrator or any governmental body or agency that could reasonably be expected to have a Material Adverse Effect. There is no such action, suit or proceeding pending or, to the best knowledge of Borrower, threatened which draws into question the validity of any of the Loan Documents, the Prior Credit Agreement or any loan documents executed in connection therewith.

         Section 6.7 ERISA. (a) Each Employee Plan has been maintained and administered in substantial compliance with the applicable requirements of the Code and ERISA. No circumstances exist with respect to any Employee Plan that could reasonably be expected to have a Material Adverse Effect.

         (b) Except as set forth in Schedule 6.7(b), as of the date hereof, neither Borrower nor any of its Subsidiaries has any obligation under any Employee Plan to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code.

         Section 6.8 Labor Controversies. There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         Section 6.9 Taxes and Filing of Tax Returns. Borrower and each of its Subsidiaries have filed all income tax returns required to have been filed and have paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable, except as otherwise permitted by Section 7.6. Borrower does not know of any proposed tax assessment against Borrower or any of its Subsidiaries other than customary ad valorem taxes or other Taxes to become due in the normal course of business, and all material Tax liabilities of Borrower and each of its Subsidiaries are adequately provided for in accordance with GAAP. No income tax liability of Borrower or any of its Subsidiaries has been asserted by the Internal Revenue Service for income taxes in excess of those already paid.

         Section 6.10 Ownership of Assets. Borrower or one of its Subsidiaries has good title to or a valid leasehold interest in all material assets reflected on the latest balance sheet included in the Current Financial Statements. Except for Permitted Encumbrances, there is no Lien on any property of Borrower or any of its Subsidiaries.

         Section 6.11 Business; Compliance. Each of Borrower and its Subsidiaries have performed and abided by all obligations required to be performed by it under any license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any its assets are bound and which, if Borrower and each of its Subsidiaries were to fail to perform or abide by, such failure could reasonably be expected to have a Material Adverse Effect.

         Section 6.12 Licenses, Permits, Consents. Borrower and each of its Subsidiaries possess, directly or through its employees, such valid franchises, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their respective business as now being conducted, free of any burdensome restrictions, other than those the failure to possess which would not (either individually or collectively) have a Material Adverse Effect. All consents and approvals of, and filings and registrations with, and all other actions of, all Governmental Authorities required to consummate the borrowings hereunder, on the date of each such borrowing, have been obtained or made and are or will be in full force and effect.

         Section 6.13 Compliance with Law. The business and operations of Borrower and each of its Subsidiaries have been and are being conducted in compliance with all applicable Legal Requirements, except for such non-compliances as (individually or collectively) could not reasonably be expected to have a Material Adverse Effect.

         Section 6.14 Full Disclosure. (a) As of the date hereof, all Information that has been made available to the Agent or any Lender by or on behalf of Borrower prior to the date of this Agreement in connection with the transactions contemplated by this Agreement is, taken together, true and correct in all material respects (other than financial budgets and projections) and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

         (b) All Information that is made available after the date of this Agreement from time to time to the Agent or any Lender by or on behalf of Borrower in connection with or pursuant to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all material respects (other than financial budgets and projections) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

         (c) All financial budgets and projections that have been or are hereafter from time to time prepared by or on behalf of Borrower and made available to the Agent or any Lender pursuant to or in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to the Agent and that Lender in good faith and were and will be based on facts and assumptions that are believed by the management of Borrower to be reasonable in light of the then current and foreseeable business conditions of Borrower and its Subsidiaries and represented and will represent Borrower's management's good faith estimate of the consolidated projected financial performance of Borrower and its Subsidiaries based on the information available to the Responsible Officers at the time so furnished.

         Section 6.15 Environmental Matters.

         (a) Except to the extent permitted by Section 7.6, 7.7 or 8.11: (1) Borrower and its Subsidiaries have complied with, and on the date of each borrowing will be in compliance in all respects with, all Applicable Environmental Laws and the requirements of any permits issued under such Applicable Environmental Laws; (2) to the best knowledge of the Borrower, there are no pending, past or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, investigations or proceedings relating to any Applicable Environmental Law ("CLAIMS") or any permit issued under any Applicable Environmental Law, including, pending, past, or threatened against or affecting Borrower or any of its Subsidiaries which reasonably could be expected to have a Material Adverse Effect without limitation, (i) any Claims by Governmental authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Applicable Environmental Law, and
(ii) any Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from a release or threatened release of a hazardous substance against Borrower or any of its Subsidiaries or any property owned or operated by Borrower or any of its Subsidiaries; and (3) to the best knowledge of Borrower, there are no conditions or occurrences on or emanating from any property owned or operated by Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected (i) to form the basis of an environmental Claim against Borrower or any of its Subsidiaries or any property owned or operated by Borrower or any of its Subsidiaries, or (ii) to cause any property owned or operated by Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy, the current or intended use or transferability of such property by Borrower or any of its Subsidiaries under any Applicable Environmental Law except for such Claims or restrictions as (individually or collectively) could not reasonably be expected to have a Material Adverse Effect.

         (b) Except to the extent permitted by Sections 7.6, 7.7 or 8.11, to the best knowledge of Borrower, (i) hazardous substances have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Applicable Environmental Law in any respect, and (ii) hazardous substances have not at any time been released on or from any property owned or operated by Borrower or any of its Subsidiaries in a matter that has violated or could reasonably be expected to violate any Applicable Environmental Law in any respect, except for such violations as (individually or collectively) could not reasonably be expected to have a Material Adverse Effect.

         Section 6.16 Purpose of Credit. Borrower shall use the proceeds of the Loans solely for the purposes stated in Sections 2.1, 2.2 and 2.3. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation. Borrower shall not, directly or indirectly, use any of the proceeds of the Loans for the purpose of purchasing or carrying, or retiring any Debt which was originally incurred to purchase or carry, any Margin Stock, or to purchase or carry any security that is publicly-held, or otherwise take or permit any action which would involve a violation of the Margin Regulations or any other regulation of such Board of Governors. The Loans are not secured, directly or indirectly, in whole or in part, by Collateral that includes any Margin Stock within the meaning of the Margin Regulations. Borrower shall not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock within the meaning of the Margin Regulations.

         Section 6.17 Governmental Regulations. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Investment Advisers Act of 1940, as amended, the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other law, rule or regulation (other than the Securities Act, the Trust Indenture Act of 1939, as amended, the Margin Regulations and state "blue sky" and securities laws, none of which are violated by the loan transactions contemplated by this Agreement) which regulates the ability of Borrower or any of its Subsidiaries to issue promissory notes or debt securities.

         Section 6.18 Debt. Neither Borrower nor any of its Subsidiaries is an obligor on any Debt other than Permitted Debt.

         Section 6.19 Insurance. Borrower and each of its Subsidiaries maintains with financially sound and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and business against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary for prudently insured companies in the same or similar businesses.

         Section 6.20 Solvency. On a consolidated basis as of the Closing Date,
(a) the aggregate fair market value of Borrower's and its Subsidiary's assets exceeds their liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), (b) Borrower and its Subsidiaries have sufficient cash flow to enable them to pay their respective Debts as they mature, (c) Borrower and its Subsidiaries have a reasonable amount of capital to conduct their respective businesses as presently conducted and contemplated, and (d) neither Borrower nor any Guarantor has incurred any Obligation hereunder or intends to make any transfer pursuant to the terms hereof with actual intent to hinder, delay or defraud either present or future creditors of Borrower or any Guarantor.



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         Section 6.21 Capitalization. All outstanding shares of Capital Stock of
Borrower and its Subsidiaries have been duly and validly issued, are fully paid and nonassessable. None of Borrower's Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

         Section 6.22 Location of Collateral. Borrower's and each of its Subsidiaries' locations at which collateral covered by and described in the Security agreements are either listed in Schedule 6.22 or at locations disclosed to Agent by written notification from Borrower (or a Subsidiary, as the case may be) to Agent in accordance with Section 4.6 of each Security Agreement.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as any Revolving Commitment remains in effect, any Letter of Credit remains outstanding, any Note remains unpaid, or any other Obligation that has matured and become due and payable remains unpaid:

         Section 7.1 Information From Borrower. Borrower shall deliver, or cause to be delivered, to the Agent on behalf of the Lenders:

         (a) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported by Borrower in accordance with GAAP and, with respect to such consolidated financial statements, audited by Arthur Andersen LLP (or its successors), or other independent public accountants reasonably acceptable to the Agent, with an unqualified opinion.

         (b) As soon as available and in any event within (i) forty-five (45) days after the end of each fiscal quarter of each fiscal year of Borrower, a consolidated balance sheet and related consolidated statements of income and cash flows of Borrower and its Subsidiaries as of the end of such quarter and year-to-date. Such financial statements shall be prepared in conformity with GAAP, except that certain recurring adjustments and certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP may be condensed, provided that the disclosures made are adequate to make the information presented not misleading, and GAAP shall be applied on a basis consistent with the financial statements most recently furnished pursuant to Section 7.1(a), subject, with respect


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to Current Financial Statements delivered pursuant to Section 7.1(b), to year-
end adjustments.

         (c) Simultaneously with the delivery of each set of financial statements referred to in Sections 7.1(a) and 7.1(b), (i) a compliance certificate executed by a Responsible Officer of Borrower, in substantially the form of Exhibit A, setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of, among other Sections, Sections 8.1 and Section 8.2 on the date of the latest balance sheet included in such financial statements, and detailing all add-backs and adjustments thereto, and (ii) with the consolidated financial statements delivered pursuant to Sections 7.1(a) and 7.1(b), a certification of a Responsible Officer of Borrower stating, to the best of such Responsible Officer's knowledge and belief, whether or not such financial statements present fairly, in all material respects, the consolidated financial condition of Borrower and its Subsidiaries as of the date of the latest balance sheet included therein and the consolidated results of operations of Borrower and its Subsidiaries for the portion of Borrower's fiscal year ended on the date of that balance sheet, subject, in the case of the consolidated financial statements delivered pursuant to Section 7.1(b), to year-end adjustments.

         (d) Promptly after the filing thereof with the SEC, a true, correct and complete copy of each Form 10-K and Form 10-Q and each other report filed by or on behalf of Borrower pursuant to the Exchange Act.

         (e) Promptly, and in any event within 30 days from the end of each calendar month, a monthly operating report, prepared in the form and in the same manner as the monthly operating reports provided by Borrower to Agent prior to the Closing Date.

         (f) Promptly, and in any event within three (3) Business Days, after a Responsible Officer has knowledge (i) that a Default or Event of Default has occurred and is continuing or (ii) of any circumstance that could reasonably be expected to result in a Default or Event of Default, a certificate of a Responsible Officer setting forth the details thereof and the action which Borrower or any applicable Subsidiary of Borrower is taking or proposes to take with respect thereto.

         (g) Promptly, and in any event within three (3) Business Days, after a Responsible Officer of Borrower or any Subsidiary has knowledge of (i) the occurrence of any Material Adverse Change, (ii) the commencement of any litigation against Borrower or any of its Subsidiaries which involves an uninsured claim in excess of $250,000.00, (iii) the occurrence of any default or event of default by obligor with respect to any Debt in excess of $250,000.00 owing by Borrower or any Subsidiary of Borrower, or any default or event of default under any indenture, mortgage, agreement, contract or other instrument to which Borrower or any Subsidiary of Borrower is a party or by which Borrower or any Subsidiary of Borrower or any properties of Borrower or any Subsidiary of Borrower are bound, and the amount of the claim resulting or which may result therefrom is in excess of $250,000.00, or


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



(iv) any labor dispute to which Borrower or any of its Subsidiaries becomes a party, any strikes, or walkouts relating to any of its plants or other facilities or the expiration of any collective bargaining agreement to which any of them is a party or by which any of them is bound, in each case if such dispute, strike, walkout or expiration could reasonably be expected to have a Material Adverse Effect, a certificate from such Responsible Officer setting forth the details thereof.

         (h) From time to time such additional Information regarding the business, condition (financial or otherwise) or properties and assets of Borrower and its Subsidiaries, as any Lender (acting through the Agent) may reasonably request, including, without limitation, financial projections of Borrower and its Subsidiaries and information concerning the insurance being maintained by Borrower and its Subsidiaries.

         (i) Promptly after its receipt thereof, copies of all notices received by Borrower from the Trustee under the Convertible Subordinated Notes Indenture or from a holder of any Approved Subordinated Debt in connection with any Approved Subordinated Debt other than communications relating to the resale of that Approved Subordinated Debt or the compensation payable to or eligibility of any trustee.

         (j) Promptly upon receipt thereof, a copy of each report or "management letter" submitted to Borrower or any of its Subsidiaries by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of Borrower or any of its Subsidiaries.

         (k) Promptly after a Responsible Officer of the Borrower obtains knowledge of any of the following, written notice in reasonable detail of: (i) any pending or threatened material environmental Claim against Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on any property owned or operated by the Borrower or any of its Subsidiaries that results in any material noncompliance by the Borrower or any of its Subsidiaries with any Applicable Environmental Law; and (iii) the taking of any material removal or remedial action in response to the actual or alleged presence of any hazardous substance on any property owned or operated by Borrower or any of its Subsidiaries.

         (l) Within 60 days after the end of each fiscal year of Borrower, a copy of the management budget approved by the Board for the current fiscal year.

The Agent will promptly provide to each Lender all information provided to it by the Borrower pursuant to this Section 7.1, and Borrower shall provide to each Lender all information reasonably requested by that Lender.

         Section 7.2 Maintenance of Existence, etc. Borrower shall maintain its existence as a corporation and, except as permitted by Section 8.6, shall cause each


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of its Subsidiaries to maintain its existence. Borrower shall, and shall cause each of its Subsidiaries to, be in good standing in each jurisdiction in which its ownership or lease of properties or its transaction of business requires it to be registered, qualified, or licensed, except to the extent that failures of any Subsidiaries to be so registered, qualified or licensed (either individually or collectively) could not reasonably be expected to have a Material Adverse Effect.

         Section 7.3 Business. Borrower shall cause the business of each of Borrower and its active Subsidiaries (other than ARS Special Events, Inc.) to principally remain, directly or indirectly through one or more of its Subsidiaries, in one or more of the Permitted Lines of Business.

         Section 7.4 Right of Inspection. Borrower shall permit, and shall cause each of its Subsidiaries to permit, the Agent or any Lender, or any officer, employee or agent of any such party, during normal daytime business hours on a Business Day and following reasonable notice, to (a) visit and inspect any of the assets of Borrower and each of its Subsidiaries, examine the books of record and accounts of Borrower and each Subsidiary of Borrower, (b) take copies and extracts therefrom and (c) discuss the affairs, finances and accounts of Borrower and each Subsidiary of Borrower with the respective officers, accountants and auditors of Borrower and each Subsidiary of Borrower, all as often as the Agent or any Lender may reasonably require; provided that, in the case of any discussions pursuant to clause (c) of this sentence, a representative of Borrower designated by a Responsible Officer must be present, it being understood and agreed by Borrower that it will cooperate to cause this condition to be satisfied. Each Lender will pay the costs incurred by it in exercising its rights under this Section 7.4; provided, however, that if a Lender exercises its rights under this Section 7.4 after the occurrence and during the continuation of a Default or an Event of Default, then Borrower will reimburse that Lender for the reasonable out-of-pocket expenses incurred by that Lender in connection therewith promptly after that Lender's request therefor.

         Section 7.5 Maintenance of Insurance. Borrower shall at all times maintain, and shall cause each of its Subsidiaries to maintain, insurance covering each of their respective risks as are customarily carried by prudently-insured businesses similarly situated, including, without limitation, the following: (a) workmen's compensation insurance; (b) comprehensive general public liability and property damage insurance in respect of all activities in which Borrower and each of its Subsidiaries might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (c) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and (d) comprehensive automobile liability insurance. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, coverage with respect to the foregoing risks in such coverage amounts as are customarily carried by prudently-insured businesses similarly situated.



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



         Section 7.6 Payment of Taxes, Impositions and Claims. Borrower shall pay, and shall cause each of its Subsidiaries to pay, (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits and all Impositions, in each case before any material penalty or interest may accrue thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien on any of its assets; provided, however, payment of Taxes, Impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is being contested in good faith by appropriate action diligently conducted in accordance with good business practices, (ii) Borrower or the applicable Subsidiary of Borrower, as required in accordance with GAAP, shall have set aside on its books such reserves as may be required (and segregated to the extent) required by GAAP deemed by it to be adequate with respect thereto, and (iii) Borrower has notified the Agent of such circumstances, in detail satisfactory to the Agent, and, provided further, that Borrower or the applicable Subsidiary of Borrower shall pay promptly any such Tax, Imposition, or claim if such contest is not successful.

         Section 7.7 Compliance with Laws and Documents. Borrower shall at all times comply, and shall cause each of its Subsidiaries to comply in all respects, with all Legal Requirements and any other agreement to which Borrower or any of its Subsidiaries is a party, unless their failure so to comply would not have a Material Adverse Effect.

         Section 7.8 Expenses; Environmental Law Compliance; and Indemnity.

         (a) Borrower agrees to pay on demand all reasonable costs and expenses of the Agent and Arranger in connection with the syndication, preparation, execution, delivery, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent and the Lenders (including, without limitation, reasonable attorneys' fees and expenses), in connection with any Default or Event of Default or its or their enforcement (whether through negotiations, legal proceedings, or otherwise and including, without limitation, all workout and bankruptcy proceedings) of any of the Loan Documents or collection of any of the Obligations.

         (b) WITHOUT DUPLICATION OR ENLARGEMENT OF BORROWER'S OBLIGATIONS UNDER
ARTICLE IV, BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS THE AGENT, THE DOCUMENTATION AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS'


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FEES) THAT MAY BE INCURRED BY OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH
CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) (A) THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, (C) THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS OR (D) ANY INVESTIGATION OF ANY THIRD PARTY OR ANY GOVERNMENTAL AUTHORITY, LITIGATION OR PROCEEDING RELATED TO ANY ENVIRONMENTAL CLEANUP, AUDIT, COMPLIANCE OR OTHER MATTER RELATING TO ANY APPLICABLE ENVIRONMENTAL LAW OR THE PRESENCE OF ANY HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, ANY LOSSES, LIABILITIES, DAMAGES, INJURIES, COSTS, EXPENSES OR CLAIMS ASSERTED OR ARISING UNDER ANY APPLICABLE ENVIRONMENTAL LAW) WITH RESPECT TO BORROWER OR ANY OF ITS SUBSIDIARIES, REGARDLESS OF WHETHER CAUSED BY, OR WITHIN THE CONTROL OF, BORROWER OR ANY OF ITS SUBSIDIARIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE ALLEGED SIMPLE, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY INDEMNIFIED PARTY) EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNIFICATION SHALL NOT APPLY TO AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING BROUGHT BY BORROWER, ITS DIRECTORS, OFFICERS OR SHAREHOLDERS OR BY ANY INDEMNIFIED PARTY OR WITH RESPECT TO ANY INDEMNIFIED PARTY THAT JOINS IN THAT INVESTIGATION, LITIGATION, OR OTHER PROCEEDING THERETO IF AND TO THE EXTENT ANY SUCH PARTY IS THE PREVAILING PARTY IN THAT PROCEEDING. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, NO PARTY HERETO SHALL ASSERT ANY CLAIM AGAINST ANY OTHER PARTY OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISORS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF ANY OF THE LOANS. BORROWER, UPON DEMAND BY THE INDEMNIFIED PARTY AT ANY TIME, SHALL REIMBURSE THE INDEMNIFIED PARTY FOR ANY LEGAL OR OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING OR DEFENDING AGAINST ANY OF THE FOREGOING EXCEPT IF THE SAME IS EXCLUDED FROM INDEMNIFICATION PURSUANT TO THE PROVISIONS OF THE FOREGOING SENTENCE.

         (c) Except to the extent permitted by Section 7.6 or 7.7, Borrower agrees to promptly pay and discharge, or cause to be promptly paid and discharged, when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for Borrower or any of its Subsidiaries to comply with Applicable


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Environmental Laws affecting Borrower or any of its Subsidiaries. It shall not be a defense to the covenant of Borrower to indemnify provided for in Section 7.8(b) that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The term "HAZARDOUS SUBSTANCE" shall have the meaning specified in the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); provided, to the extent that any other applicable laws of the United States of America or any political subdivision thereof establish a meaning for "HAZARDOUS SUBSTANCE" which is broader than that specified in SARA, such broader meaning shall apply. As used in this Agreement, "APPLICABLE ENVIRONMENTAL LAW" shall mean and include the singular, and "APPLICABLE ENVIRONMENTAL LAWS" shall mean and include the collective aggregate of the following: any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting Borrower or any of its Subsidiaries pertaining to health, safety or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recover Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Workers' Compensation Laws, and any federal, state or municipal laws, ordinances, regulations or law which may now or hereafter require removal of asbestos or other hazardous substance from any property of Borrower or any of its Subsidiaries or impose any liability on the Agent, the Documentation Agent or any Lender related to asbestos or other hazardous wastes in any property of Borrower or any of its Subsidiaries.

         (d) The provisions of this Section 7.8 shall survive the repayment of the Notes and expiration of the Letters of Credit. In the event of the assignment of any Note or any portion thereof by any Lender in accordance with the terms of this Agreement, such Lender shall continue to be benefitted by this indemnity and provisions of this Agreement that survive the termination of this Agreement and the payment of the Obligations.

         Section 7.9 Use of Proceeds. Borrower shall use the proceeds of the Loans solely for the purposes represented in this Agreement and shall not use such proceeds, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock and none of such proceeds will be used in violation of applicable law (including, without limitation, the Margin Regulations).

         Section 7.10 Additional Documents. Consistent with the terms of this Agreement, Borrower shall execute and deliver or cause to be executed and delivered to the Agent upon the Agent's request such other and further instruments or documents (or amendments and modifications to existing instruments or documents, as the case may be) as in the reasonable judgment of the Agent may be required to


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better effectuate the transactions contemplated herein and do all such additional acts, give such assurances and execute such instruments as the Agent may reasonably require to vest more completely in and assure to the Lenders their rights under this Agreement.

         Section 7.11 Compliance with Due Diligence Standards; Offices and Files. Borrower shall comply with Borrower's past procedures related to due diligence with respect to all Acquired Businesses it acquires. Borrower's principal office shall at all times be maintained at Borrower's principal office in Houston, Texas (as disclosed to the Agent), and Borrower's books, records and files related to the Acquired Businesses it acquires (including, without limitation, Borrower Due Diligence Reports) shall at all times be maintained at such principal office.

         Section 7.12 Additional Acquired Businesses. (a) Borrower shall deliverto the Agent prior to the Acquisition Date of any Acquired Business (other than the Previously Acquired Businesses) by Borrower or any of its Subsidiaries, each of the following:

                  (i) if requested by the Agent, a copy of the letter of intent pursuant to which Borrower or any Subsidiary intends to acquire an Acquired Business and its Subsidiaries;

                  (ii) a certificate setting forth in reasonable detail (in a manner and on a form satisfactory to the Agent) (x) the nature and amount of the Acquisition Consideration to be paid for the Acquired Business and its Subsidiaries and all earn-out and other contingent obligations that Borrower has reasonably determined will be payable in connection with such acquisition, and (y) the Acquisition Consideration for each Acquired Business which has an Acquisition Date after the Closing Date and within twelve (12) months prior to the Acquisition Date of the Acquired Business which is being acquired, and all adjustments made thereto in order to reflect amounts actually paid under any contingent earn-out or other contingent obligation;

                  (iii) a set of financial statements for each Acquired Business for which the Acquisition Consideration is in excess of $10,000,000.00, and if requested by the Agent, a set of financial statements for each Acquired Business for which the Acquisition Consideration is $10,000,000.00 or less (all such financial statements provided pursuant to this subsection (iii) shall be prepared on a form and in a manner satisfactory to the Agent and shall include, without limitation, a compliance certificate from the chief financial officer of Borrower stating that, to the best of his knowledge, after giving effect to the acquisition, no Default or Event of Default will occur;

                  (iv) a summary spread sheet for the Acquired Business, prepared on a form and in a manner satisfactory to the Agent, outlining the name of the Acquired Business, the locations of the Acquired Business, the Acquisition


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         Consideration for the Acquired Business (including a breakdown between cash, stock and contingent obligations), and the service/installation revenue mix of the Acquired Business;

                  (v) a certificate setting forth in reasonable detail (prepared in a manner and on a form satisfactory to the Agent) the Consolidated Funded Debt to be outstanding on the Acquisition Date of the Acquired Business after giving effect to the payment of the Acquisition Consideration therefor and the incurrence, if any, of Debt in connection therewith;

                  (vi) a search from a reporting service acceptable to the Agent, of all applicable jurisdictions, detailing all liens and security interests against the assets of the Acquired Business and its Subsidiaries being acquired; and

                  (vii) all other items to be delivered in order to satisfy all of the Acquisition Criteria which are applicable to the acquisition of that Acquired Business.

         (b) Borrower shall be entitled, but shall not be obligated (provided that the Consolidated Pro Forma EBITDA for that Acquired Business is equal to or greater than zero for the twelve (12) month period ending on the Acquisition Pricing Date of that Acquired Business; otherwise if such Consolidated Pro Forma EBITDA is less than zero for such period, Borrower shall be obligated to include such Consolidated Pro Forma EBITDA of that Acquired Business), with respect to any Acquired Business, to include the operating results of that Acquired Business prior to its Acquisition Date in the calculation of Consolidated Pro Forma EBITDA of Borrower for the period in which that Acquisition Date occurs by delivering to the Agent a schedule setting forth in reasonable detail (prepared on a form and in a manner acceptable to the Agent) the pro forma effects of such inclusion. The inclusion of the operating results of any Acquired Business during any period for which Consolidated Pro Forma EBITDA of Borrower is being calculated shall extend from and including the beginning of that period through, but not including, the Acquisition Date of that Acquired Business.

         (c) Within ten (10) days following the acquisition of any Acquired Business by Borrower or any of its Subsidiaries, Borrower shall deliver to the
Agent: (A) if the Acquired Business is a new operating Subsidiary of Borrower,
(1) a Subsidiary Guaranty executed and delivered by that Entity (and all Subsidiaries of such Entity which remain in existence after the acquisition), together with all opinions, resolutions, and certificates required by the Agent to evidence that the delivery of all Subsidiary Guaranties are duly authorized,
(2) a Security Agreement executed by the Acquired Business and its Subsidiaries, together with all financing statements, opinions, resolutions, certificates, and other instruments required by the Agent to evidence the delivery of the Security Agreements as duly authorized and create a perfected first priority security interest in the assets covered by the Security Agreement (other than Permitted Encumbrances), and (3) to the extent not previously delivered hereunder, a


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Stock Pledge executed and delivered by the holders of the outstanding Capital
Stock of that Entity, and if that Entity has any Subsidiaries, a Stock pledge from that Entity in respect of the Capital Stock of each such Subsidiary, together with the original stock certificates of that Entity and such Subsidiaries, all financing statements, stock powers, Form U-1s and opinions required by the Agent to evidence that the delivery of such Stock Pledges are duly authorized and create a perfected first priority security interest in the applicable Capital Stock and other collateral described therein, subject to the Permitted Encumbrances; (B) if requested by the Agent, copies of the acquisition agreement and all closing documents delivered by the Acquired Business and its sellers in satisfaction of the conditions to closing of the acquisition by Borrower or one of its Subsidiaries, as the case may be; and (C) the Charter Documents of the Acquired Business and each Subsidiary thereof, all assumed name certificates used by the Acquired Business and such Subsidiaries and evidence that the Acquired Business and such Subsidiaries have not dissolved and are in good standing and have authority to transact business in all applicable jurisdictions and are insured in the manner required by this Agreement.

         (d) Within ninety (90) days following the acquisition of any Acquired Business (including, without limitation, all Previously Acquired Businesses), Borrower shall deliver to the Agent evidence that, except for Permitted Encumbrances, all Liens on the assets of the Acquired Business and its Subsidiaries (and, if the Acquired Business or its Subsidiaries is an Entity whose outstanding Capital Stock or other evidence of ownership interest was acquired, on that Capital Stock or such other ownership interest) have been released or otherwise terminated.

         (e) Within sixty (60) days following the acquisition of any Acquired Business (including, without limitation, the Previously Acquired Businesses), Borrower shall provide to the Agent any of the items listed in subsection (a) that the Agent has agreed (hereunder or in connection with the Prior Credit Agreement) in writing may be delivered after the acquisition of the Acquired Business.

         Section 7.13 Year 2000 Requirement. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's and its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to Borrower and/or its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Change. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of


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



this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct their businesses without Material Adverse Effect.

         Section 7.14 Newly Formed Subsidiaries. Within thirty (30) days following the formation of any Subsidiary by Borrower or any of its Subsidiaries, Borrower shall deliver to the Agent: (a) a Subsidiary Guaranty executed and delivered by that Entity, together with all opinions, resolutions, and certificates required by the Agent to evidence that the delivery of that Subsidiary Guaranty is duly authorized, (b) a Security Agreement executed by that Subsidiary, together with all financing statements, opinions, resolutions, certificates, and other instruments required by the Agent to evidence the delivery of the Security Agreement is duly authorized and creates a perfected first priority security interest in the assets covered by the Security Agreement (other than Permitted Encumbrances), (c) to the extent not previously delivered hereunder, a Stock Pledge executed and delivered by the holders of the outstanding Capital Stock of that Entity, together with the original stock certificates of that Entity and such Subsidiaries, all financing statements, stock powers, Form U-1s and opinions required by the Agent to evidence that the delivery of such Stock Pledges are duly authorized and create a perfected first priority security interest in the applicable Capital Stock and other collateral described therein, subject to the Permitted Encumbrances, and (d) the Charter Documents of the Subsidiary.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

                  Borrower covenants and agrees that, so long as any Revolving Commitment remains in effect, any Letter of Credit remains outstanding, any Note remains unpaid, or any other Obligation that has matured and become payable remains unpaid:

         Section 8.1 Financial Covenants. (a) Consolidated Net Worth. Borrower shall not permit Consolidated Net Worth to be less than the Required Minimum at the end of any fiscal quarter of Borrower. For purposes of this subsection, "REQUIRED MINIMUM" shall initially mean an amount equal to $128,104,000.00. At the end of each fiscal quarter (beginning with the fiscal quarter ending on June 30, 1998), the Required Minimum shall be adjusted by adding to the Required Minimum calculated as of the end of the immediately preceding fiscal quarter, an amount equal to (i) the greater of (x) seventy-five percent (75%) of the Consolidated Net Income of Borrower for the calendar quarter ending on the date as of which compliance with this covenant is being measured, or (y) $0; (ii) proceeds (net of reasonable and customary transaction costs) received by Borrower during such fiscal quarter from its sale or issuance of any equity securities of, or any other additions to capital by, Borrower or its Subsidiaries (other than mandatorily redeemable Capital Stock and other equity instruments the consideration for which is classified otherwise than as a part of Borrower's Consolidated Net Worth determined in accordance with GAAP); plus
(iii) one hundred percent (100%) of the stockholder's equity of any Entity acquired in an


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acquisition for which Borrower uses the pooling of interest method of accounting in accordance with GAAP.

         (b) Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter of Borrower to be less than 1.1 to 1.0.

         (c) Consolidated Funded Debt to Consolidated Pro Forma EBITDA Ratio. Borrower shall not permit the Consolidated Funded Debt to Consolidated Pro Forma EBITDA Ratio to be greater than (i) 4.25 to 1.0 at the end of any fiscal quarter of Borrower prior to March 31, 1999, (ii) 4.0 to 1.0 at the end of any fiscal quarter of Borrower on or after March 31, 1999, and prior to December 31, 1999, and (iii) 3.75 to 1.0 at the end of any fiscal quarter of Borrower on and after December 31, 1999.

         (d) Senior Consolidated Funded Debt to Consolidated Pro Forma EBITDA Ratio. Borrower shall not permit the Senior Consolidated Funded Debt to Consolidated Pro Forma EBITDA Ratio at any time to be greater than (i) 3.0 to
1.0 at the end of any fiscal quarter of Borrower prior to December 31, 1999, and
(ii) 2.75 to 1.0 at the end of any fiscal quarter of Borrower on or after December 31, 1999.

         (e) Consolidated GAAP EBITDA to Consolidated Interest Expense Ratio. Borrower shall not permit the ratio of the Consolidated GAAP EBITDA of Borrower to the Consolidated Interest Expense of Borrower at the end of any fiscal quarter of Borrower to be less than 1.5 to 1.0.

         (f) Senior Consolidated Funded Debt to Total Capitalization Ratio. Borrower shall not permit the Senior Consolidated Funded Debt to Total Capitalization Ratio at the end of any fiscal quarter of Borrower to be greater than .55 to 1.0.

         Section 8.2 Limitation on Capital Expenditures. Borrower shall not permit Capital Expenditures (excluding Capital Expenditures related to acquisitions of Acquired Businesses) to be made by Borrower and its Subsidiaries in any fiscal year in excess of 10% of Consolidated Net Worth as of the end of Borrower's preceding fiscal year.

         Section 8.3 Limitation on Debt. (a) Borrower shall not, and shall not permit any of its Subsidiaries to, incur any Debt, except Permitted Debt.

         (b) Borrower shall not, and shall not permit any of its Subsidiaries to, make payments on any Approved Subordinated Debt after the occurrence and during the continuation of a Default or an Event of Default or, prior to the occurrence of a Default or an Event of Default, which would exceed the scheduled payments due under the documents evidencing the Approved Subordinated Debt as approved by the Required Lenders. Borrower shall not, and shall not permit any of its Subsidiaries to, optionally redeem any Approved Seller Subordinated Debt prior to twelve (12) months after the Term Maturity Date.



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         Section 8.4 Limitation on Sale of Assets. Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in (a) the ordinary course of its business and (b) transactions permitted by any one or more of Sections 7.3, 8.5, and 8.6.

         Section 8.5 Limitation on Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its respective assets, except for Permitted Encumbrances.

         Section 8.6 Consolidations, Mergers, Sales of Assets. Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, (a) consolidate or merge with or into any other Person or (b) sell, lease, abandon or otherwise transfer all or any material part of its assets to any Person, in one or a series of related transactions; provided that: (i) in connection with Borrower's direct or indirect acquisition of any Acquired Business, (A) any Subsidiary of Borrower may merge with or into or consolidate with the Entity owning that Acquired Business and (B) that Entity may merge into Borrower; and (ii) any Subsidiary of Borrower may merge with or into, consolidate with or transfer all or any part of its assets to Borrower or any other Subsidiary of Borrower.

         Section 8.7 Investments. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any loans, advances, extensions of credit or capital contributions to, make any investment in operating assets or the right to use operating assets of any Person or purchase any stock or securities of, or interest in, any Person except for (a) Permitted Investments, (b) temporary loans or advances by Borrower or any Subsidiary of Borrower to any of its directors, officers, employees and independent contractors which are made in the ordinary course of its business (including, without limitation, advances of expenses pursuant to indemnification arrangements, but excluding receivables arising from pooling transactions) not to exceed $1,000,000.00 at any one time outstanding, (c) loans to any Pension Plan that is an employee stock ownership plan or contributions to any trust relating to any Employee Plan, (d) accounts receivable of Borrower or any Subsidiary of Borrower which arise in the ordinary course of its business and adjustments offered to account debtors with respect thereto in the ordinary course of its business, (e) extensions of credit in connection with cooperative marketing or advertising arrangements entered into by Borrower or any Subsidiary of Borrower in the ordinary course of its business, (f) memberships in professional or trade associations or other organizations, and (g) note receivables acquired by Borrower or any of its Subsidiaries from former shareholders of any Acquired Business in connection with the acquisition of such Acquired Business.

         Section 8.8 Distributions. Borrower shall not make or declare any Distributions other than Distributions made in Qualified Capital Stock or Common Stock.


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



         Section 8.9 Transactions with Affiliates and Associates. Borrower shall not enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate or Associate of Borrower unless such transaction is (a) generally as favorable to Borrower or its Subsidiaries as could be obtained in an arm's length transaction with an unaffiliated Person or (b) on terms that are fair from a financial point of view to Borrower or such Subsidiary, as the case may be, in the event no comparable transaction with an unaffiliated Person is available; provided, however, that this Section 8.9 shall not restrict or be applicable to (i) the payment in accordance with sound business practice to officers and directors of Borrower and its Subsidiaries and divisions of compensation, including salaries, bonuses, awards, participation in Borrower's current incentive plans or in any other retirement, health, welfare or other executive or employee plan, policy, practice or program, for the performance of their services or (ii) any indemnification or similar payment or advancement of expenses by Borrower or any Subsidiary of Borrower to any director, officer or employee of Borrower or any Subsidiary of Borrower in accordance with its Charter Documents or under applicable law. For purposes of this Section 8.9, no Subsidiary of Borrower is an Associate or an Affiliate of Borrower or any other Subsidiary of Borrower and Borrower is not an Affiliate or Associate of any of its Subsidiaries.

         Section 8.10 Employee Plans. (a) Borrower shall, and shall cause each member of its Controlled Group (as that term is defined in the Code) to, maintain and administer any Employee Plan it is required to maintain and administer in material compliance with the applicable requirements of the Code and ERISA.

         (b) With respect to any Pension Plan, Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following if a Material Adverse Effect could reasonably be expected to result from such actions or any of them:
(i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist; (ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits; (iii) permit any reportable event (within the meaning of Section 4043 of ERISA) to occur, other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) to occur; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

         (c) Borrower shall not, and shall not permit any of its Subsidiaries to, incur a material obligation to provide post-employment health care benefits to any of its current or former employees, except (i) as may be required by
Section 4980B of the Code or otherwise required by law, (ii) pursuant to employment agreements in effect on the date hereof, or like employment agreements entered into in the future, and (iii) pursuant to the plans listed in
Schedule 5.7(b).



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



         Section 8.11 Use Violations. Borrower shall not, and shall not permit any of its Subsidiaries to, use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any of its properties in any manner which violates any Legal Requirement then in effect (except for violations that, individually or collectively, could not reasonably be expected to have a Material Adverse Effect).

         Section 8.12 Fiscal Year and Accounting Methods. Borrower shall not change its fiscal year from the calendar year or its method of accounting (other than changes in such method as are concurred with by Borrower's independent public accountants as being in accordance with GAAP).

         Section 8.13 Governmental Regulations. Borrower shall not conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended, the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other laws, rules or regulations (other than the Securities Act, the Trust Indenture Act of 1939, as amended, the Margin Regulations and state "blue sky" and securities laws) which regulate Borrower's ability to issue promissory notes or debt securities.

         Section 8.14 No Modification of Approved Subordinated Debt. Borrower shall not, without the prior approval of the Required Lenders, (a) modify the scheduled amortization or any redemption or prepayment provisions of any Approved Subordinated Debt, (b) increase the principal balance, interest rate, or other fees or amounts payable under any Approved Subordinated Debt, or (c) modify any of the subordination, standstill, payment blockage or similar provisions in any note, indenture, or other agreement evidencing or governing any Approved Subordinated Debt or modify any of the provisions thereof if the result would be that any such Approved Subordinated Debt documents contain terms and provisions more restrictive than the provisions this Agreement and the other Loan Documents collectively contain.

         Section 8.15 No Redeemable Preferred Stock. Borrower shall not issue mandatorily redeemable preferred stock with a mandatory redemption date prior to December 31, 2003.

                                   ARTICLE IX
                              DEFAULTS AND REMEDIES

         Section 9.1 Events of Default. The term "EVENT OF DEFAULT" as used in this Agreement, shall mean any one of the following:

         (a) Borrower fails to pay any principal when due on any Note;

         (b) Borrower fails to pay any accrued interest on any Notes or any fee or Make-Whole Amount required hereunder or any other Loan Document within three
(3) Business Days after the same becomes due and payable;


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



         (c) Borrower fails to observe or perform any covenant or agreement to be performed by it contained in Article VIII.

         (d) Borrower fails to satisfy any of the requirements of Section 7.1(c) within three (3) Business Days after the item is required to be provided thereunder.

         (e) Borrower or any Subsidiary of Borrower fails to observe or perform any other covenant or agreement contained in any Loan Document to be performed by it (other than any of those described in subparagraphs (a), (b), (c), or (d) above or listed in any other subparagraph of this Section 9.1), and such failure continues unremedied for a period of thirty (30) days after the earlier to occur of (i) notice of such failure being given to Borrower or such Subsidiary by the Agent and (ii) Borrower or such Subsidiary otherwise obtaining knowledge of such failure;

         (f) Any representation, warranty or certification made by Borrower or any Subsidiary of Borrower in this Agreement or any other Loan Document to which it is a party shall prove to have been untrue in any material respect when made or deemed to have been made;

         (g) A default by Borrower or any of its Subsidiaries (whether as principal or guarantor or other surety) in the payment of any Debt having an aggregate outstanding principal amount in excess of $250,000.00, which is not cured within any applicable notice or grace period, or the occurrence of any other event or condition which results in the right to accelerate the maturity or any mandatory unscheduled prepayment, purchase or other early funding of any Debt of Borrower or any Subsidiary of Borrower in an aggregate amount in excess of $250,000.00.

         (h) The filing or commencement by Borrower or any Subsidiary of Borrower of a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or Borrower or any Subsidiary of Borrower shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (i) The filing or commencement of an involuntary case or other proceeding against Borrower or any Subsidiary of Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower


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



or any Subsidiary of Borrower under the federal bankruptcy laws as now or hereafter in effect;

         (j) Except as otherwise permitted by the terms of this Agreement, the liquidation or dissolution of Borrower or any Subsidiary of Borrower;

         (k) A final judgment or order or a series of related final judgments and orders (collectively, a "judgment") is entered by a court of competent jurisdiction against Borrower or any of its Subsidiaries and requires Borrower and its Subsidiaries collectively to pay money in excess of $250,000.00 in the aggregate (without duplication of amounts and exclusive of court costs, attorneys' fees and other litigation expenses and any prejudgment interest) and:
(i) Borrower and its Subsidiaries do not satisfy that judgment in accordance with its terms; (ii) that judgment is uninsured and unbonded or underinsured and underbonded by at least $250,000.00; and (iii) either (A) enforcement proceedings shall have been commenced by any creditor on that judgment or (B) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of that judgment, by reason of a pending appeal or otherwise, shall not be in effect;

         (j) Borrower or any of its Subsidiaries fails to pay when due an amount aggregating in excess of $250,000.00 that it is liable to pay to the PBGC or to an Employee Plan under Title IV of ERISA; or a notice of intent to terminate an Employee Plan having unfunded vested liabilities of Borrower or any of its Subsidiaries in excess of $250,000.00 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against Borrower or any of its Subsidiaries to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

         (k) Borrower, any Guarantor, any Person acting on behalf of Borrower or any Guarantor, or any Governmental Authority challenges the validity of any Loan Document or Borrower's or any Guarantor's obligations thereunder, or any Loan Document ceases to be in full force and effect in all material respects or ceases to give to the Agent and the Lenders the rights and powers purported to be granted in its favor thereby in all material respects other than for any reason solely caused by or within the sole control of the Agent or any Lender;

         (l) There shall occur a Change in Control of Borrower; or

         (m) There shall occur a "Repurchase Event" under and as such term is defined in the Convertible Subordinated Notes Indenture.



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It is understood and agreed by Borrower that the Events of Default are cumulative of and in addition to any default or event of default contained in any of the other Loan Documents.

         Section 9.2 Remedies. (a) Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (h) or (i) of Section 9.1 has occurred and is continuing, the Agent shall, by notice to Borrower: (a) if so directed by the Required Revolving Lenders, terminate all obligations of the Revolving Lenders and the Issuing Lender to make Revolving Loans, to issue Letters of Credit, and all other obligations of the Revolving Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind, including, without limitation, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by Borrower; and (c) if so directed by the Required Revolving Lenders, demand that Borrower immediately pay to the Agent (to be held by the Agent pursuant to Section 9.3) the maximum amount that could be available for drawing under each or any outstanding Letter of Credit, and Borrower agrees to immediately make such payment and acknowledge and agree that the Revolving Lenders would not have an adequate remedy at law for failure by Borrower to honor any such demand and that the Agent, for the benefit of the Revolving Lenders, shall have the right to require Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit.

         (b) Bankruptcy Defaults. When any Event of Default described in subsections (h) or (i) of Section 9.1 has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by Borrower; and all obligations of the Revolving Lenders and the Issuing Lender to make Revolving Loans and to issue and participate in Letters of Credit pursuant to any of the terms hereof shall immediately terminate and Borrower shall immediately pay to the Agent (to be held by the Agent pursuant to Section 9.3) the maximum amount that could be available for drawing under any outstanding Letter of Credit, whether or not any drawings or other demands for payment have been made under any Letter of Credit.

         (c) All Defaults. When any Event of Default shall occur, in addition to the rights and remedies provided for in subsections (a) and (b) above, Agent, if so directed by the Required Lenders, shall exercise any and all other rights granted hereunder and in the other Loan Documents and at law and in equity. Without limiting the foregoing, Agent shall not foreclose upon, purchase and hold in Agent's name (or in the name of its designee) for the ratable legal and equitable benefit of Lenders, resell any of the


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



Collateral so purchased by Agent, or initiate any lawsuit or collection action under any Note or Subsidiary Guaranty, unless and until authorized by the Required Lenders.

         Section 9.3 Collateral for Undrawn Letter of Credit. (a) If the prepayment of the amount available for drawing under any outstanding Letter of Credit is required under Section 9.2, Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

         (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "COLLATERAL ACCOUNT") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Revolving Loans, the Term Loan, and Reimbursement Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Lenders. If and when requested by Borrower, the Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of six (6) months or less, provided, that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from Borrower to the Agent or the Lenders. When and if (i) Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letter of Credit, Loans, or other Obligations that have matured and become due and payable remain outstanding hereunder, the Agent shall repay to Borrower any remaining amounts held in the Collateral Account.

         Section 9.4 Rights of Set-Off.

         (a) Borrower hereby expressly grants to the Agent and each Lender the right of setoff against all deposits and other sums at any time held or credited by or due from the Agent or any Lender to Borrower, in accordance with this
Section 9.4. The rights of each Lender under this Section 9.4 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent or such Lender may have at law, in equity, or by agreement.

         (b) Upon the occurrence and during the continuation of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, at its option, without notice, demand or liability to Borrower, any Guarantor or any other Person, to set off and apply any


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and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Borrower into which only funds of unrelated third-parties are deposited, provided that Borrower has informed such Lender and the Agent of the nature of such accounts) at any time held, and other indebtedness at any time owing, by the Agent or any Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as provided in this Agreement regardless of whether such Lender (acting through the Agent) shall have made any demand under this Agreement or its Note and although such Obligations may be unmatured.

         (c) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender's Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations owing to it, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably in accordance with their respective Obligations owing to each Lender; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

         Section 9.5 Remedies Cumulative, Concurrent and Non-Exclusive. The Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or in equity, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively, or concurrently against Borrower, any Subsidiary of Borrower, or any other Person obligated under any Revolving Note, the Term Note, or the Swing Line Note, or against any one or more of them, at the sole discretion of the Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse and (d) are intended to be, and shall be, non-exclusive.

         Section 9.6 No Conditions Precedent to Exercise Remedies. Borrower, any Subsidiary of Borrower, and any other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of any other act or


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occurrence, save and except the complete payment and performance of the
Obligations. Borrower waives any right to require the Agent or any Lender to proceed against any other Person or to pursue any other available remedy. All dealings between Borrower, the Agent, the Documentation Agent and any Lender with respect to the Loans, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Agreement.

         Section 9.7 Additional Waivers. To the full extent permitted by applicable law, Borrower hereby irrevocably and unconditionally waives and releases, except as specifically provided for in any Loan Document, (a) all notices of any Default or Event of Default, (b) any right to a marshalling of assets with respect to any of the Notes or the Letter of Credit Exposure or any other Debt of Borrower or to a sale in inverse order of alienation, and (c) except as specifically provided for in any Loan Document, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

         Section 9.8 Discontinuance of Proceedings. In case the Agent shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, the Agent shall have the unqualified right to do so by notifying each Lender in writing thereof and, in such event, Borrower and the Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents and otherwise, and the rights, remedies, recourses, powers and obligations of the Agent, the Documentation Agent, the Lenders and Borrower shall continue as if same had never been invoked.

         Section 9.9 Post-Default Payments and Distribution and Application of Proceeds from Collateral. After the occurrence of and during the continuance of an Event of Default, any payment to the Agent or any Lender hereunder, under any Note, under any Subsidiary Guaranty or from the proceeds of any collateral now or hereafter pledged to the Agent under a Security Agreement, any Stock Pledge, this Agreement, or any other Loan Document (collectively, the "COLLATERAL") shall be paid to the Agent to be distributed and applied as follows (unless otherwise agreed by the Agent and all the Lenders):

         (a) First, to the payment of any and all reasonable costs and expenses of the Agent or any Lender, including without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses as provided by this Agreement or by any other Loan Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Agent or the Lenders under this Agreement or any other Loan Document, pro rata in the proportion in which the amount of such costs and expenses unpaid to the Agent and each such Lender bears to the aggregate amount of the costs and expenses unpaid to the Agent and all the Lenders, collectively, until all such fees, costs and expenses have been paid in full;


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         (b) Second, to the payment of any unpaid fees (including any prepayment fee or Make-Whole Amount) to the Agent or any Lender as provided by this Agreement or any other Loan Document, pro rata in the proportion in which the amount of such fees unpaid to the Agent and each such Lender bears to the aggregate amount of the fees unpaid to the Agent and all the Lenders collectively, until all such fees have been paid in full;

         (c) Third, to the payment of accrued and unpaid interest on the Notes or the Reimbursement Obligations (subject to the provisions of Section 2.2(b) with respect to Swing Line Loans) to the date of such application, pro rata in the proportion in which the amount of such interest, accrued and unpaid to each such Lender bears to the aggregate amount of such interest accrued and unpaid to all the Lenders collectively, until all such accrued and unpaid interest has been paid in full;

         (d) Fourth, to the payment of the outstanding principal amount of each of the Notes and the amount of the outstanding Reimbursement Obligations (subject to the provisions of Section 2.2(b) with respect to Swing Line Loans)(reserving cash collateral for all undrawn face amounts of any outstanding Letters of Credit), pro rata in the proportion in which the outstanding principal amount of such Notes and the amount of such outstanding Reimbursement Obligations owing to each such Lender, together with the undrawn face amounts of such outstanding Letters of Credit, bears to the aggregate amount of all outstanding Notes, outstanding Reimbursement Obligations and the undrawn face amounts of all outstanding Letters of Credit. In the event that any such Letters of Credit, or any portions thereof, expire without being drawn, any cash collateral therefore shall be distributed pro rata by the Agent until the principal amount of all Notes and Reimbursement Obligations shall have been paid in full;

         (e) Fifth, to the payment of all other Obligations that have been liquidated, pro rata in the proportion in which the outstanding Obligations owing to each such Lender bears to the aggregate amount of such Obligations until all Obligations have been paid in full; and

         (f) Sixth, to pay any amounts due under Interest Hedge Agreements; and

         (g) Seventh, to Borrower.

         Section 9.10 Notice of Default. The Agent shall give notice to Borrower under Sections 9.2 promptly upon being requested to do so by the requisite Lenders and shall thereupon notify all the Lenders thereof.

                                    ARTICLE X
                                      AGENT

         Section 10.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of


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Section 10.6 hereof shall include its Affiliates and its own and its Affiliates'
officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by Borrower or any Guarantor (each referred to herein as a "LOAN PARTY") or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates or the value, sufficiency or condition of any Collateral; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 10.2 Reliance by the Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.9 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or the Required Revolving Lenders, as applicable, and such instructions shall be binding on all the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         Section 10.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice or otherwise obtains a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders or


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the Required Revolving Lenders, as applicable, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         Section 10.4 Rights as Lender. With respect to its Revolving Loan Commitment Amount, the Revolving Loans, the Swing Line Loans and the Letters of Credit, NationsBank (and any successor acting as the Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent or Issuing Bank, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as the Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or Affiliates as if it were not acting as the Agent or Issuing Bank, and NationsBank (and any successor acting as the Agent) and its Affiliates (including the Arranger) may accept fees and other consideration from any Loan Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         SECTION 10.5 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 7.8 HEREOF, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SUCH SECTION) RATABLY IN ACCORDANCE WITH THE REVOLVING LENDERS' REVOLVING LOAN PERCENTAGES AND, WITH RESPECT TO THE TERM LENDER, THE ORIGINAL PRINCIPAL AMOUNT OF ITS TERM LOAN, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER ANY LOAN DOCUMENT (INCLUDING ANY OF THE FOREGOING ARISING FROM THE ALLEGED SOLE, SIMPLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT); PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR EXPENSES PAYABLE BY BORROWER UNDER SECTION 7.8 AND ANY ACTION AUTHORIZED UNDER
SECTION 9.2(C), TO THE EXTENT THAT THE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY BORROWER. THE AGREEMENTS CONTAINED IN THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

         Section 10.6 Non-Reliance on the Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate,


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made its own credit analysis of the Loan Parties and their respective
Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or Affiliates or Associates that may come into the possession of the Agent or any of its Affiliates or Associates.

         Section 10.7 Resignation of the Agent. The Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Further, the Agent shall resign in the event there are no outstanding Revolving Commitments. Upon any such resignation, the Required Lenders and Borrower shall have the right to appoint a successor Agent (provided that Borrower shall not unreasonably withhold its consent to a successor Agent nominated by the Required Lenders and Borrower shall have no right to participate in such appointment during the continuance of an Event of Default or if there are no outstanding Revolving Commitments). If no successor Agent shall have been so appointed by the Required Lenders and Borrower (to the extent required by the preceding sentence), and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender or a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000.00. Upon the acceptance of any appointment as the Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as the Agent the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 10.8 Non-advancing Revolving Lenders. In the event that any Revolving Lender shall fail or refuse to advance its Revolving Loan Percentage of any payment or reimbursement by the Revolving Lenders as required hereunder (including, without limitation, amounts to be paid under Section 2.2(b)), or of any amount to be funded pursuant to Section 10.5, when it is obligated to do so, the Agent shall notify the other Revolving Lenders of such failure, and such remaining Revolving Lenders, or any of them, may elect, at their sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Revolving Lender's portion, pro rata in accordance with the proportion that the Revolving Loan Percentage of each Revolving Lender electing to make such advance bears to the Revolving Loan Percentages of all the Revolving Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Revolving Notes or any other Loan Document, all subsequent payments made on the Obligations or from the exercise of rights of setoff or other remedies under this Agreement or the other Loan Documents shall be applied, in the manner


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described below, only to the Revolving Lenders other than the non-advancing
Revolving Lenders (and the non-advancing Revolving Lenders shall not be entitled to receive the same) until the amounts advanced by such advancing Revolving Lenders on behalf of the non-advancing Revolving Lenders (together with the interest earned thereon pursuant to this Agreement and the Revolving Notes) have been repaid in full. As among the Revolving Lenders other than the non-advancing Revolving Lenders, the Revolving Lenders that advanced funds on behalf of the non-advancing Revolving Lenders shall receive the portion the non-advancing Revolving Lenders would have been entitled to receive had they advanced (together with the interest earned thereon pursuant to this Agreement and the Revolving Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing Revolving Lender, until the amounts advanced by such Revolving Lenders on behalf of the non-advancing Revolving Lenders (together with the interest earned thereon pursuant to this Agreement and the Revolving Notes), have been repaid in full; any Revolving Lender that advanced only on its own behalf based on its Revolving Loan Percentage shall be repaid based on such Revolving Loan Percentage. In addition, any Revolving Lenders that advance funds on behalf of a non-advancing Revolving Lender pursuant to this Section 10.8 shall have a claim against such non-advancing Revolving Lenders for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Revolving Lender shall not be entitled to vote on any matters hereunder or related to the Revolving Credit Facility (and its interest shall be excluded for purposes of determining the requisite percentage or number of the Revolving Lenders for a vote) so long as such Revolving Lender remains a non-advancing Revolving Lender. If, with respect to any Request for Advance, the remaining Revolving Lenders do not fund a non-advancing Revolving Lender's Revolving Loan Percentage, Borrower's sole recourse shall be against such non-advancing Revolving Lender.

         Section 10.9 Documentation Agent. The Lender identified on the facing page or signature pages of this Agreement as the Documentation Agent shall not have any right, power, obligation, liability or responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified shall not have or be deemed to have any fiduciary relations with any Lender. Each such Lender acknowledges that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking any action hereunder.

         Section 10.10 Benefit of the Lenders. All terms, conditions and agreements set forth in this Article X are for the sole and exclusive benefit of the Lenders, except as otherwise provided, and neither Borrower nor any other Person shall be entitled to rely on or seek the benefit of such provisions; provided, however, that Borrower shall be entitled to rely on any decision, approval or other act by the Agent as binding the Lenders.

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                                   ARTICLE XI
                                  MISCELLANEOUS


         Section 11.1 Continuing Agreement. This is a continuing agreement and all the rights, powers and remedies of the Agent, the Documentation Agent, and the Lenders hereunder and all agreements and obligations of Borrower, the Agent, the Documentation Agent and the Lenders hereunder shall continue to exist until all Loans have been paid in full, all commitments of the Lenders and the Issuing Lender to issue Letters of Credit hereunder have terminated, and Letters of Credit has been terminated and all other Obligations have been paid in full.

         Section 11.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing), except for any telephone notices as specifically provided for herein, may be personally served or sent by telecopier, mail or the express mail service of the United States postal service, FedEx or other equivalent overnight or expedited delivery service and: (a) if given by personal service or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt; (b) if sent by telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being sent; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or (ii) three (3) Business Days after deposit in a depository of the United States Postal Service, first class mail, postage prepaid; (d) if sent by FedEx, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of (i) actual receipt or (ii) twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Borrower or Lender. For purposes hereof, the address of the parties to this Agreement shall be as set forth on Schedule I. Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it. Notwithstanding anything to the contrary implied or expressed herein, the notice requirements herein (including the method, timing or deemed giving of any notice) are not intended to and shall not be deemed to increase the number of days or to modify the method of notice or to otherwise supplement or affect the requirements for any notice required or sent pursuant to any Legal Requirement then in effect, or otherwise given hereunder, that is not required under this Agreement or the other Loan Documents. The provisions of this Section 11.2 shall control over any conflicting contractual notice provisions contained in any other Loan Document.

         Section 11.3 No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 11.4 Amendments and Waivers: Consent to Deviation. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Lenders (and if Article X or the rights and duties of the Agent are affected thereby, by the Agent or if the rights of the Documentation Agent are affected thereby, by the Documentation Agent).



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         Section 11.5 Survival. All representations, warranties and covenants made by Borrower herein or in any other Loan Document shall be considered to have been relied upon by the Agent and the Lenders and shall survive the delivery to the Agent or the Lenders of such Loan Documents or the extension of any credit under the this Agreement, including the issuance of any Letter of Credit, regardless of any investigation made by or on behalf of the Agent or any Lender.

         Section 11.6 Prior Understandings; No Defenses; Release; No Oral Agreements. This Agreement and the other Loan Documents supersedes all other prior understandings and agreements, whether written or not, between the parties hereto relating specifically to the transactions provided for herein. Borrower confirms that there are no existing defenses, claims, counterclaims or rights of offset against any Lender in connection with the negotiation, preparation, execution or performance of or any other matters related to this Agreement or any other Loan Document executed as of the date hereof and any of the transactions contemplated thereby or in connection with the Prior Credit Agreement or any transaction contemplated thereby. Borrower further confirms that none of the Lenders has made any agreements with, or commitments or representations to, Borrower (either in writing or orally) other than as expressly stated herein or in the other Loan Documents executed as of the date hereof.

         THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

To the fullest extent applicable, Borrower, the Agent, the Documentation Agent, the Issuing Lender and the Lenders acknowledge and agree that this Agreement and each of the other Loan Documents shall be subject to Section 26.02 of the Texas Business and Commerce Code, as in effect on the date hereof.

         Section 11.7 Limitation on Interest. It is expressly stipulated and agreed to be the intent of Borrower, the Agent, the Documentation Agent, the Issuing Lender, and the Lenders at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Notes, the Loans, the Letters of Credit, and the other Loan Documents. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under any of the Notes or under any other Loan Document, or contracted for, charged, taken, reserved, collected or received with respect to any of the Notes, the Letters of Credit or the other Loan Documents, or if acceleration of the maturity of any of the Notes or any of the other Obligations, any prepayment by Borrower, or any other circumstance whatsoever, results in the Agent or any Lender (including for all purposes of this Section 11.7, the Issuing Lender) having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower, the Agent, the Documentation Agent, the Issuing Lender, and the Lenders that all excess amounts theretofore taken, collected or received by the Agent, the Documentation Agent, the Issuing Lender, or the Lenders be credited on the principal balance of the Notes (or, if the Notes have been or would thereby be paid in full, refunded to Borrower), and that the provisions


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of the Notes and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Notes and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Lenders do not intend to collect any unearned interest in the event of acceleration or otherwise. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the indebtedness evidenced hereby, the Notes or any other Loan Documents the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amount of interest permitted under applicable law. The term "applicable law" as used herein means the laws of the State of Texas and applicable United States federal law (including, without limitation, DIDMCA). The provisions of this Section 11.7 shall control all agreements among Borrower, the Agent, the Documentation Agent, the Issuing Lender, and the Lenders respecting the matters and transactions contemplated by the Loan Documents.

         Section 11.8 Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         Section 11.9 Assignments and Participations of Revolving Credit Facility. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Note and its Revolving Loan Commitment Amount, if applicable); provided, however, that

                  (i)  each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Revolving Note; and



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



                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit K hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Note subject to such assignment and a payment by the Eligible Assignee of a processing fee of $3,500.00.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Revolving Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent, and Borrower shall make appropriate arrangements so that, if required, new Revolving Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6(d).

         (b) The Agent shall maintain at its address referred to in Schedule I a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Revolving Lenders and the Revolving Commitment, if applicable, of, and principal amount of the Revolving Loans owing to, each Revolving Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, the Agent and the Revolving Lenders may treat each Person whose name is recorded in the Register as a Revolving Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Revolving Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Revolving Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit K hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto. In such event, Schedule I shall be automatically revised and amended to reflect the name, address, and, to the extent applicable, the Revolving Loan Commitment Amount and Revolving Loan Percentage of the new Revolving Lender and the deletion or changed information for the assigning Lender.

         (d) Each Revolving Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment Amount, if applicable); provided, however, that (i) such Revolving Lender's obligations under this Agreement shall remain unchanged, (ii) such Revolving Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article IV and the right of set-off contained in Section 9.4, but only if the Revolving Lender from whom such participant acquired its interest would also be entitled to such protection but for


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



the fact that such interest was sold and, then, to no greater extent than that Revolving Lender would be entitled with respect to the interest in the Revolving Loans so sold, and (iv) Borrower shall continue to deal solely and directly with such Revolving Lender in connection with such Revolving Lender's rights and obligations under this Agreement, and such Revolving Lender shall retain the sole right to enforce the obligations of Borrower relating to its Revolving Loans and its Revolving Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or decreasing the rate at which interest is payable on such Revolving Loans or Revolving Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Revolving Loans or Revolving Note, or changing its Revolving Loan Commitment Amount).

         (e) Notwithstanding any other provision set forth in this Agreement, any Revolving Lender may at any time assign and pledge all or any portion of its Revolving Note and any Revolving Commitment to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) The Agent, the Documentation Agent and any Revolving Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Revolving Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.18.

         Section 11.10 Assignments and Participations of Term Credit Facility.
(a) A Term Lender may assign to one or more Eligible Term Loan Assignees any portion of its rights and obligations under this Agreement (including, without limitation, any Term Note); provided, however, that

                  (i) each such assignment shall be to an Eligible Term Loan Assignee;

                  (ii) each such assignment by a Term Lender shall be of a constant, and not varying, percentage of all its rights and obligations under this Agreement and its Term Note or Term Notes; and

                  (iii) the parties to such assignment shall execute and deliver to the Agent an Assignment and Acceptance, provided, the consent of the Agent shall not be required to complete the assignment.

Upon execution by assignor and assignee and delivery to the Agent of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of the Term Lender hereunder and the assigning Term Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent, and Borrower shall make appropriate arrangements so that, if


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



required, a new Term Note is duly issued by the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6(d).

         (b) A Term Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement; provided, however, that (i) such Term Lender's obligations under this Agreement shall remain unchanged, (ii) such Term Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article IV and the right of set-off contained in Section 9.4, but only if such Term Lender would also be entitled to such protection but for the fact that such interest was sold and, then, to no greater extent than such Term Lender would be entitled with respect to the interest in the Term Loan so sold, and (iv) Borrower shall continue to deal solely and directly with such Term Lender in connection with such Term Lender's rights and obligations under this Agreement, and such Term Lender shall retain the sole right to enforce the obligations of Borrower relating to its the Term Loan and its Term Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or decreasing the rate at which interest is payable on such Term Loan or Term Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Term Loan or Term Note).

         (c) Notwithstanding any other provision set forth in this Agreement, any Term Lender may at any time assign and pledge all or any portion of the Term Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) The Agent, the Documentation Agent and any Term Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
Section 11.18.

         Section 11.11 Revolving Loan. Borrower and the Revolving Lenders hereby agree that, except for Chapter 346 of the Texas Finance Code, the provisions of the Texas Finance Code (to the extent regulating certain revolving credit loans and revolving triparty accounts) shall not govern or in any manner apply to the Revolving Notes, the Swing Line Note, the Letter of Credit or the Loan Documents.

         Section 11.12 Construction. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

         Section 11.13 APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND ALL THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND


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INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS OR, TO THE EXTENT
THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.7 OR OTHERWISE, UNITED STATES FEDERAL LAW.

         Section 11.14 Submission To Jurisdiction; Service of Process. (a) Submission to Jurisdiction; Venue. To the extent permitted by applicable law, any legal action or proceeding with respect to this Agreement, the Notes or any other Loan Document may be brought in the courts of the State of Texas or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, Borrower, the Agent, the Documentation Agent, the Issuing Lender, and each Lender hereby accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. To the extent permitted by applicable law, the parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (b) Service of Process. To the extent permitted by applicable law, Borrower, the Agent, the Documentation Agent, the Issuing Lender, and each Lender irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address provided herein. Nothing contained in this Section 11.14(b) shall affect the right of Borrower, the Agent, the Documentation Agent, the Issuing Lender, or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any party hereto in any other jurisdiction.

         Section 11.15 JURY TRIAL WAIVER.  TO THE FULLEST EXTENT PERMITTED
BY APPLICABLE LAW, EACH PARTY HERETO VOLUNTARILY, KNOWINGLY,
IRREVOCABLY AND UNCONDITIONALLY (BY THEIR ACCEPTANCE HEREOF) WAIVES
ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE
OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE PARTIES HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR DISPUTE SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDERS TO PROVIDE THE LOANS.

         Section 11.16 Counterparts. (a) This Agreement and all amendments hereto may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall


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



constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

         (b) All certificates, opinions, reports, and documents to be delivered from time to time hereunder shall be in such number of counterparts as the Agent may reasonably request, and in form reasonably acceptable to the Agent, and counterpart signature pages to any such documents may be attached to and shall, together with all counterparts, constitute one and the same document.

         Section 11.17 Inconsistent Provisions. In the event of any conflict or inconsistency between the terms of this Agreement and any terms of any other Loan Document, the terms of this Agreement shall control.

         Section 11.18 Confidentiality. The Agent, the Documentation Agent and each Lender (each, a "LENDING PARTY" for purposes of this Section) agrees to use best efforts to keep all Confidential Information (as defined herein) confidential in accordance with its customary procedures; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party reasonably requiring access to such information, (b) to any other Person if reasonably incidental to the administration of the credit facilities provided herein, subject to provisions substantially similar to those contained in this Section, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority (including, without limitation, the National Association of Insurance Commissioners), (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure prohibited by this Agreement by any Lending Party, (g) as required by any court order to be delivered in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee. As used herein, "CONFIDENTIAL INFORMATION" means, as to any Lending Party, information about the Borrower and its Subsidiaries or related to the businesses or operations of Borrower and its Subsidiaries and any information with respect to which Borrower or any of its Subsidiaries has (a) an obligation of confidentiality to a third party and Borrower has informed that Lending Party in writing of that obligation or (b) informed that Lending Party in writing of the confidential nature of the specific information Borrower or any of its Subsidiaries has furnished or hereafter furnishes to that Lending Party, but does not include information (i) which was publicly known, or otherwise known to that Lending Party, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by that Lending Party, or (iii) which otherwise becomes known to that Lending Party, other than through disclosure, directly or indirectly, by Borrower and its Subsidiaries.







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



         Section 11.19 Loans Under Prior Credit Agreement; Reallocation of
Commitments:

         (a) Borrower shall pay all accrued and unpaid commitment fees outstanding under the Prior Credit Agreement for the account of each Lender under the Prior Credit Agreement;

         (b) The Revolving Lenders hereby sell, assign, transfer and convey, and the Revolving Lenders hereby purchase and accept so much of the LIBOR Rate Advances under the Prior Credit Agreement ("PRIOR INDEBTEDNESS") and all of the rights, titles, benefits, interests, privileges, claims, liens, security interests, and obligations existing and to exist in connection therewith (collectively, the "INTERESTS") such that each Revolving Lender's Revolving Percentage of the outstanding Revolving Loans, Letters of Credit and Revolving Commitments under this Agreement shall be as set forth in Schedule 1 hereto as of the Closing Date. The foregoing assignment, transfer and conveyance are without recourse to the Revolving Lenders and without any warranties whatsoever as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty by each Revolving Lender that it has not sold, transferred, conveyed or encumbered such Interests. If as a result thereof, a Revolving Lender's Percentage of the outstanding Revolving Loans and Letters of Credit under this Agreement is less than its outstanding LIBOR Rate Advances and participations in Letters of Credit under the Prior Credit Agreement, the difference set forth in the last column of
Schedule 1 shall be remitted to such Revolving Lender by the Agent upon receipt of funds from the other Revolving Lenders shown in the last column of Schedule 1 on the Closing Date. Each Revolving Lender so acquiring a part of such outstanding Prior Indebtedness assumes its Revolving Percentage of the outstanding Prior Indebtedness and Revolving Commitments, and rights, titles, interests, privileges, claims, liens, security interests, benefits and obligations under this Agreement. The Revolving Lenders are proportionately released from the obligations assumed by the Revolving Lenders so acquiring such obligations and, to that extent, the Revolving Lenders so released shall have no further obligation under this Agreement. Borrower hereby represents and warrants that it has no defenses, offsets or counterclaims to the Prior Indebtedness or its obligations or rights under this Agreement, including, without limitation, the Interests being assigned pursuant to this Section 11.19. The Interest Periods with respect to any LIBOR Rate Loans outstanding under this Agreement on the Closing Date shall be broken by Borrower on the Closing Date, Borrower shall pay any breakage fees as provided in Article IV in connection therewith, and Borrower shall elect new Interest Periods with respect thereto after giving the required notice to the Agent in connection therewith.

         (c) each Variable Rate Advance and Swing Line Loan under the Prior Credit Agreement shall be repaid with the proceeds of a new Variable Rate Loan and Swing Line Loan, as the case may be, under this Agreement;

         (d) each Letter of Credit outstanding under the Prior Credit Agreement shall be deemed to have been issued under this Agreement without further consideration or any fees under this Agreement; and



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         (e) the Prior Credit Agreement and the commitments thereunder shall be superseded by this Agreement and such commitments shall terminate.

         Section 11.20 ARBITRATION. (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREE MENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF ENDISPUTE, INC. (DOING BUSINESS AS J.A.M.S./ENDISPUTE AND REFERRED TO HEREIN AS J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (b) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF BORROWER'S DOMICILE AT THE TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY
(90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS.

         (c) RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE LENDERS OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDERS HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (WITHOUT LIMITATION) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (WITHOUT LIMITATION) INJUNCTIVE RELIEF, WRIT OR POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDERS MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.




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






         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers effective as of the date first set forth above.

                                         BORROWER:

                                         AMERICAN RESIDENTIAL SERVICES,
                                         INC., a Delaware corporation


                                         By:
                                           ---------------------------------
                                           Harry O. Nicodemus, IV
                                           Senior Vice President


                                         LENDERS:

                                         NATIONSBANK, N.A., a national banking
                                         association, as Agent for Lenders,
                                         Swing Line Lender, Revolving Lender,
                                         and Issuing Lender


                                         By:
                                            ---------------------------------
                                            John J. O'Neill,
                                            Senior Vice President


                                         BANKBOSTON, N.A., as Documentation
                                         Agent and Revolving Lender


                                         By
                                            ---------------------------------
                                            Norris C. Locke,
                                            Vice President

                                         NATIONAL CITY BANK OF KENTUCKY,
                                         as Revolving Lender


                                         By:
                                            ---------------------------------
                                            Donald R. Pullen, Jr.,
                                            Vice President

                                         PARIBAS, as Revolving Lender


                                         By:
                                            ---------------------------------
                                         Name:
                                            ---------------------------------
                                         Title:
                                            ---------------------------------

                                         By:
                                            ---------------------------------
                                         Name:
                                            ---------------------------------
                                         Title:
                                            ---------------------------------

                                         GUARANTY FEDERAL BANK, F.S.B., as
                                         Revolving Lender


                                         By:
                                            ---------------------------------
                                            Mark Wayne,
                                            Vice President

                                         THE FUJI BANK LIMITED, New York
                                         Branch, as Revolving Lender


                                         By:
                                            ---------------------------------
                                            Greg Parten,
                                            Vice President

                                         CREDIT LYONNAIS NEW YORK
                                         BRANCH, as Revolving Lender


                                         By:
                                            ---------------------------------
                                         Name:
                                            ---------------------------------
                                         Title:
                                            ---------------------------------

                                         THE PRUDENTIAL INSURANCE
                                         COMPANY OF AMERICA, as Term
                                         Lender

                                         By:
                                            ---------------------------------
                                            Steven D. Arnold
                                            Vice President


                                       100